                                                               Exhibit 10.104(a)


================================================================================



                          SUNTRUST PLAZA GARDEN OFFICES

                                 LEASE AGREEMENT


                                 by and between


                         SUNTRUST PLAZA ASSOCIATES, LLC,
                       a Georgia limited liability company


                                       and


                                 INTERLAND, INC.
                              a Georgia corporation




                                  May 15, 2000


                                Atlanta, Georgia

================================================================================

                          SUNTRUST PLAZA GARDEN OFFICES

                                ATLANTA, GEORGIA

                        OFFICE LEASE

                        BASIC LEASE INFORMATION


                        Date:          May 15, 2000

                        Landlord:      SunTrust Plaza Associates, LLC,
                                       a Georgia limited liability company

                        Tenant:        Interland, Inc., a Georgia corporation

Paragraph 1,            Premises:      Suite 500
Subparagraph (h)                       Suite 560

Paragraph 1,            Rentable Area of Premises:          50,863 square feet
                                                            of Rentable Area
Subparagraph (j)

Paragraph 1,            Rentable Area of Office Tower:      650,712 square feet
Subparagraph (j)                                            of Rentable Area

Paragraph 1,            Tenant's Percentage Share:          7.8165%
Subparagraph (l)

Paragraph 2             Commencement Date:           Fifteen (15) days after
                                                     Delivery Date

Paragraph 2             Expiration Date:      One day prior to the tenth (10th)
                                              anniversary of the Commencement Date
                                              for the initial portion of the Premises

Paragraph 3,            Base Rental (per annum per square foot of
Subparagraph (a)        Rentable Area of Premises):  $16.25 for first Lease Year,
                                                     increasing each year thereafter

                                                     by 2.5% of the Base Rental in the
                                                     then expiring Lease Year

Paragraph 31            Security Deposit:            Beginning of
                                                     Lease Year    Security Deposit
                                                     ----------    ----------------
                                                     Year 1        $1,695,000
                                                     Year 2        $1,483,000
                                                     Year 3        $1,186,500
                                                     Year 4        $847,500
                                                     Year 5        $593,000
                                                     Years 6&7     $339,000
                                                     Years 8-10    $212,000


Paragraph 33            Tenant's Address
                        for Notices:

                        Prior to Commencement Date:

                        Interland, Inc.
                        101 Marietta Street
                        Suite 200
                        Atlanta, GA 30303
                        Attn: _____________________

                        Following Commencement Date:

                        Interland, Inc.
                        303 Peachtree Center Avenue
                        Suite 500
                        Atlanta, GA 30308
                        Attn: _____________________

Paragraph 33            Landlord's Address
                        for Notices:

                        SunTrust Plaza Associates, LLC
                        c/o Portman Management Company
                        303 Peachtree Street
                        Suite LL-120
                        Atlanta, Georgia 30308
                        Attn: Property Manager

                        with copy sent to:

                        SunTrust Plaza Associates, LLC
                        c/o SunTrust Real Estate Corporation
                        919 East Main Street
                        Post Office Box 26665
                        Richmond, VA 23261-6665
                        Attn: Ms. Susan C. Gallienne

Paragraph 42            Exhibits:

                              EXHIBIT A - Legal Description

                              EXHIBIT B - Floor Plan(s)

                              EXHIBIT C - Initial Improvement of the Premises

                              EXHIBIT C-1 - Definition of Premises Shell

                              EXHIBIT D - Rules and Regulations

                              EXHIBIT E - Additional Provisions

BASIC LEASE INFORMATION CONTINUED . . .


                              EXHIBIT F - Memorandum of Commencement of Rental

                              EXHIBIT G - Technical Specifications

Exhibit C - Initial Improvement of the Premises:
---------

                              Landlord's Contribution (per square foot of Rentable Area of
                              Premises): $28.00

Exhibit E -- Design Fee Allowance
---------

                              $2.00 per square foot of Rentable Area of Premises


The provisions of the Lease identified above in the margin are those provisions where references to particular Basic Lease Information appear. Each such reference shall incorporate the applicable Basic Lease Information. In the event of any conflict between any Basic Lease Information and the Lease, the Lease shall control.

                                       LANDLORD:

                                       SUNTRUST PLAZA ASSOCIATES, LLC,
                                       a Georgia limited liability company

                                       By: SUNTRUST BANKS, INC.,
                                           as Managing Partner

                                           By: /s/ Susan C. Gallienne
                                              ----------------------------------
                                               Title: First Vice President

                                                        [SEAL]

                                       TENANT:

                                       INTERLAND, INC.,
                                       a Georgia corporation

                                       By: /s/ H.C. Covington
                                          --------------------------------------
                                          Title: Senior Vice President

                                                        [SEAL]

                          SUNTRUST PLAZA GARDEN OFFICES

                                ATLANTA, GEORGIA

===============================================================================================

TABLE OF CONTENTS                                                                          Page
                                                                                           ----
        1.     Definitions...................................................................1
        2.     Term; Completion of Improvements..............................................5
        3.     Rental........................................................................6
        4.     Use...........................................................................8
        5.     Services......................................................................9
        6.     Taxes Payable by Tenant......................................................10
        7.     Alterations..................................................................10
        8.     Liens........................................................................11
        9.     Repairs......................................................................11
        10.    Destruction or Damage........................................................12
        11.    Insurance....................................................................13
        12.    Release and Subrogation......................................................13
        13.    Indemnification..............................................................14
        14.    Compliance with Legal Requirements...........................................15
        15.    Assignment and Subletting....................................................15
        16.    Rules........................................................................17
        17.    Entry by Landlord............................................................18
        18.    Events of Default............................................................18
        19.    Remedies.....................................................................19
        20.    Landlord's Right to Cure Defaults............................................20
        21.    Attorney's Fees..............................................................21
        22.    Landlord's Default...........................................................21
        23.    Eminent Domain...............................................................22
        24.    Subordination................................................................22
        25.    No Merger....................................................................24
        26.    Sale.........................................................................24
        27.    Estoppel Certificate.........................................................24
        28.    No Light, Air or View Easement...............................................24
        29.    Holding Over.................................................................24
        30.    Abandonment..................................................................25
        31.    Security Deposit.............................................................25
        32.    Waiver.......................................................................26
        33.    Notices......................................................................26

        34.    Complete Agreement...........................................................27
        35.    Corporate Authority..........................................................27
        36.    [Intentionally Deleted]......................................................27
        37.    Personalty of Tenant.........................................................27
        38.    Quiet Enjoyment..............................................................27
        39.    Hazardous Substances.........................................................27
        40.    Force Majeure................................................................28
        41.    Miscellaneous................................................................29
        42.    Exhibits; Additional Provisions .............................................29

                          SUNTRUST PLAZA GARDEN OFFICES

                                      LEASE

        THIS LEASE (hereinafter referred to as the "Lease"), dated as of May 15, 2000 (for the purpose of reference only), is made and entered into by and between SUNTRUST PLAZA ASSOCIATES, LLC, a Georgia limited liability company (hereinafter referred to as the "Landlord") and INTERLAND, INC., a Georgia Corporation (hereinafter referred to as "Tenant");

                              W I T N E S S E T H:

        Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth, to each and all of which Landlord and Tenant hereby mutually agree.

        1. DEFINITIONS. For the purposes of this Lease and in addition to the terms defined elsewhere in this Lease, the following defined terms shall have the meanings ascribed thereto in this Paragraph 1:

                (a) "Additional Rental" shall mean the sums payable pursuant to subparagraph 3(a)(2) of this Lease.

                (b) "Base Rental" shall mean the sums payable pursuant to subparagraph 3(a)(1) of this Lease.

                (c) "Building" shall mean the land and other real property located in Atlanta, Georgia, as more particularly described on Exhibit A attached hereto and made a part hereof, the building constructed thereon known as "SunTrust Plaza Garden Offices" (which name may be changed at Landlord's sole discretion), and all other improvements on or appurtenances to said real property.

                (d) "Default Rate" shall mean a rate per annum equal to the lesser of (i) the Prime Rate plus three (3) percentage points or (ii) the highest rate of interest permitted by law.

                (e) "Delivery Date" as defined in Paragraph 2(a).

                (f) "Office Tower" shall mean all office floors of the Building.

                (g) "Operating Expenses" shall mean the aggregate of all costs and expenses of ownership, management, operation and maintenance of the Building and supporting facilities of the Building that are properly allocable to the Office Tower including, without limitation, the following:

                (i) All wages, salaries and related expenses and benefits of all employees engaged in the operation, management, maintenance, repair and security of the Building and the costs of a management office and mailroom in the Building and a pro rata share of central management office incurred by Landlord;

                (ii) All costs of the purchase and rental of supplies, materials and equipment used in the operation and maintenance of the Building;

                (iii) All costs of utilities, including without limitation water and electricity and other energy sources and costs for sewer and waste disposal and for heating, lighting, air conditioning and ventilating the Building;

                (iv) All costs of maintenance, janitorial and service agreements for the Building and the equipment therein, including, without limitation, security services, window cleaning and elevator maintenance;

                (v) All accounting costs, including all costs of audits by certified public accountants;

                (vi) All costs and premiums of all insurance, including but not limited to fire, casualty and liability insurance applicable to the Building and Landlord's personal property used in connection therewith;

                (vii) All costs of repairs, replacements and general maintenance (excluding repairs and general maintenance paid by proceeds of insurance or directly by Tenant or other third parties, and alterations attributable solely to tenants of the Building other than Tenant);

                (viii) Any and all common area maintenance costs relating to public areas of the Building (other than the food court and the parking garage, but including the entrance to the elevators serving the Office Tower), sidewalks, landscaping and service areas;

                (ix) All taxes, service payments in lieu of taxes, excises, assessments, levies, fees or charges, general and special, ordinary and extraordinary, unforeseen as well as foreseen, of any kind which are assessed, levied, charged, confirmed or imposed by any governmental or public authority upon or against the Building or its operations; Tenant acknowledges that Landlord entered into a Taxable Revenue Bond Financing Agreement with the Development Authority of Fulton County (the "Bond Financing") pursuant to which the Landlord's interest in the Building will be assessed at a fraction of the value which would otherwise have been assessed, with the fraction varying over a ten (10) year period. Tenant agrees that the amount of real property taxes to be included in the Operating Expenses shall be based upon the value of the Building which would have been assessed prior to the reduction in assessed value resulting from the Bond Financing;

                (x) All legal expenses incurred for the benefit of the entire Building;

                (xi) All management fees (not to exceed three percent (3%) of the gross Building revenue);

                (xii) All costs incurred in compliance with new or revised federal or state laws or municipal or county ordinances or codes or regulations promulgated under any of the same; and

                (xiii) Amortization of all costs of capital improvement items which are primarily for the purpose of reducing Operating Expenses or which may be required by any governmental or public authority. All such costs, together with interest thereon at the Prime Rate as of the date of the completion of construction or installation of such capital item plus two (2) percentage points per annum, shall be amortized over the reasonable life of the capital improvement items with the reasonable life and amortization schedule being determined in accordance with generally accepted accounting principles and in no event to extend beyond the reasonable life of the Building; provided, however, that with respect to capital improvements which are made for the purpose of reducing Operating Expenses, the amount to be included in the Operating Expenses each year shall not exceed the amount of the reduction in Operating Expenses estimated by Landlord to result from such capital improvement.

                (xiv) The cost of the annual business license obtained by Landlord in connection with the operation of the Building.

Notwithstanding the foregoing, Operating Expenses shall not include depreciation on the Building, costs of tenants' improvements, real estate brokers' commissions, advertising costs, costs associated exclusively with leasable retail areas, interest paid in connection with loans secured by the Building and capital items other than those capital items referred to in item (xiii) above. Notwithstanding any other provision in this Lease, in the event that, during any full or partial calendar year constituting a portion of the term of this Lease, less than ninety-five percent (95%) of the total Rentable Area of the Office Tower is actually occupied, the calculation of Operating Expenses for such full or partial calendar year shall be adjusted to reflect Landlord's reasonable estimate of Operating Expenses had ninety-five percent (95%) of the total Rentable Area of the Office Tower been occupied. Landlord and Tenant acknowledge that certain of the costs and expenses of ownership, management, operation and maintenance of the Building and supporting facilities are to be allocated entirely to the Office Tower, certain of such costs are to be allocated entirely to any retail areas or parking garage located in the Building, and certain of such costs are to be allocated among the Office Tower and any and all retail areas and parking garage, and certain of such costs are to be allocated among one or more of the components of the Building and the components of SunTrust Plaza located at 303 Peachtree Street, N.E., Atlanta, Georgia. The determination of such costs and their allocation shall be made on an accrual basis and in accordance with generally accepted accounting principles applied on a consistent basis.

                (h) "Premises" shall mean the portion of the Office Tower located on the floor(s) specified in the Basic Lease Information which is highlighted or cross-hatched on the floor plan(s) attached hereto as Exhibit B and by this reference made a part hereof.

                (i) "Prime Rate" shall mean the prime rate or its equivalent announced and in effect from time to time by the Atlanta office of Bank of America or its successor.

                (j) "Rentable Area" of the Premises and of the Office Tower is stipulated by Landlord and Tenant to be the respective number of square feet set forth for each in the Basic Lease Information, subject to adjustment if Landlord determines that the number of square feet in the Premises or Office Tower as constructed varies from the number of square feet set forth for each in the Basic Lease Information Such Rentable Area and useable area shall be measured in accordance with the American National Standard method of measuring floor area in office buildings of the Building Owners and Managers Association International (ANSI/BOMA Z65.1-1996) the "BOMA Standard." Prior to the Commencement Date, the Premises shall be measured by Landlord's architect in accordance with the foregoing standards and the Rentable Area of the Premises shall be revised by written amendment between Landlord and Tenant to reflect any variance between the "as built" Rentable Area of the Premises, as so determined by Landlord's architect, and the number of square feet of Rentable Area set forth in the preceding sentence.

                (k) "Rental" shall mean, collectively, Base Rental, Additional Rental and all other sums payable by Tenant to Landlord which are deemed or designated Rental, additional rent or rent pursuant to the terms of this Lease.

                (l) "Tenant's Percentage Share" shall mean the percentage figure specified in the Basic Lease Information. Landlord and Tenant acknowledge that Tenant's Percentage Share has been obtained by dividing the Rentable Area of the Premises by the total Rentable Area of the Office Tower, and multiplying such quotient by 100. In the event Tenant's Percentage Share is changed during a calendar year by reason of a change in the Rentable Area of the Premises or the Rentable Area of the Office Tower, Tenant's Percentage Share shall thereafter mean the result obtained by using the revised Rentable Area in the foregoing formula, and for the purposes of Paragraph 3 of this Lease, Tenant's Percentage Share shall be determined on the basis of the number of days during such calendar year at each such percentage share.

        2. TERM; COMPLETION OF IMPROVEMENTS.

                (a) Landlord shall make the Premises (or the portion thereof for which Tenant

Improvements have been constructed) available to Tenant for installation of Tenant's furniture, fixtures and equipment (the "Delivery Date") upon satisfaction of the following: (i) substantial completion of the Premises Shell and Tenant Improvements to be constructed by Landlord in substantial accordance with the Approved Plans and Specifications other than "punch list" items, (ii) Landlord has obtained a Certificate of Occupancy or Temporary Certificate of Occupancy for such space which permits installation of furniture, fixtures and equipment, (iii) the mechanical, electrical and plumbing services to be provided by Landlord as contemplated in this Lease have been installed and are in good working order, (iv) access to the Premises is available to Tenant, and (v) Landlord has completed installation in the Building of all building code required fire alarms, fire sprinklers, smoke detectors, exit lights and life safety equipment and the same is operational. By entry into possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, except for punch list items included in a written notice from Tenant to Landlord within thirty (30) days after the Commencement Date and latent defects.

                (b) The term of this Lease shall commence on the Commencement Date and, unless sooner terminated as hereinafter provided, shall end on the Expiration Date, as such dates are respectively specified in the Basic Lease Information.

                (c) If Landlord, for any reason whatsoever, cannot deliver possession of the initial 21,186 square feet of the Premises by July 3, 2000 (the "Projected First Delivery Date") or the remainder of the Premises by August 4, 2000 (the "Projected Second Delivery Date"), then Tenant shall have the rights set forth below as its sole and exclusive remedy for Landlord's failure to deliver possession of the Premises by the respective Projected Delivery Dates, Tenant hereby waiving any and all other rights and remedies at law or in equity against Landlord for such failure, provided that each of the Projected Delivery Dates shall be extended by any period or periods of delay (A) attributable to Tenant (including without limitation those delays set forth in Paragraph 3 of Exhibit C hereto), or (B) attributable to any cause of any kind whatsoever which is beyond the reasonable control of Landlord including, without limitation, those events set forth in Paragraph 40 hereof. If the Delivery Date for any portion of the Premises does not occur by its respective Projected Delivery Date, as extended as provided above, then (i) Tenant shall receive one
(1) day of free Base Rental for the first fifteen (15) days by which the respective Delivery Date occurs after the Projected Delivery Date, as extended,
(ii) Tenant shall receive two (2) days of free Base Rental for each day after the fifteenth day by which the respective Delivery Date occurs after the Projected Delivery Date, as extended, and (iii) if the respective Delivery Dates have not occurred within seventy-five days of the Projected Delivery Dates, as extended, then Tenant at its option, at any time thereafter but prior to the delivery of possession, may terminate this Lease by notice to Landlord, and Landlord and Tenant shall thereupon be released from all obligations under this Lease; provided, however, that Landlord shall pay Tenant an amount equal to the free Base Rental which would have accrued to Tenant from the Projected Delivery Date, as extended, through the date which is seventy-five (75) days after the Projected Delivery Date, as extended.

                (d) Landlord and Tenant shall execute a memorandum confirming the Commencement Date and the commencement of Base Rental and Additional Rental for each portion of the Premises in the form attached hereto as Exhibit F.

        3. RENTAL.

                (a) Tenant shall pay to Landlord throughout the term of this Lease, as rental for the Premises, beginning on the Commencement Date for each portion of the Premises , the following sums:

                (1) The Base Rental payable per month shall be one-twelfth (1/12th) of the product of (i) the number of square feet of Rentable Area of the Premises as specified in the Basic Lease Information, as may be adjusted as hereinabove provided, and (ii) the applicable square foot rate specified in the Basic Lease Information as the "Base Rental".

                (2) In addition to the Base Rental payable pursuant to subparagraph 3(a)(1), for each calendar year of the term of this Lease, Tenant, as Additional Rental, shall pay Tenant's Percentage Share, as specified in the Basic Lease Information, of the Operating Expenses for the then current calendar year. From the Commencement Date through the end of December, 2000, the Additional Rental shall be equal to $6.75 per square foot per year of Rentable Area of the Premises. Thereafter, the Additional Rental payable pursuant to this subparagraph (2) shall be determined and adjusted in accordance with the provisions of subparagraph 3(b).

                (b) The determination and adjustment of Additional Rental contemplated under subparagraph 3(a)(2) shall be made in accordance with the following procedures:

                (1) (A) During December of each calendar year during the term of this Lease, or as soon after each such December as practicable, Landlord shall give Tenant written notice of its estimate of Additional Rental payable under subparagraph 3(a)(2) for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12th) of such estimated amount together with the Base Rental.

                    (B) In the event Landlord's notice set forth in subparagraph 3(b)(1)(A) is not given in December, until the calendar month after such notice is delivered by Landlord, Tenant shall continue to pay to Landlord monthly during the ensuing calendar year estimated payments equal to the amounts payable during the calendar year just ended. Upon receipt of any such post-December notice, Tenant shall (i) commence as of the immediately following calendar month, and continue for the remainder of the calendar year, to pay to Landlord monthly such new estimated payments and (ii) if the monthly installment of the new estimate of such Additional Rental is greater than the monthly installment of the estimate for the previous calendar year, pay to

        Landlord within thirty (30) days of the receipt of such notice an amount equal to the difference of such monthly installment multiplied by the number of full and partial calendar months of such year preceding the delivery of such notice.

                   (C) If at any time or times it appears to Landlord that the amount payable under subparagraph 3(a)(2) for the current calendar year will vary from Landlord's estimate by more than five percent (5%), Landlord may revise, by notice to Tenant, its estimate for such year, and subsequent payments by Tenant for such year shall be based upon such revised estimate. Failure to deliver an estimate of Additional Rental payable under this Paragraph 3 or to make a revision contemplated by the immediately preceding sentence shall not prejudice Landlord's right to collect the full amounts of Additional Rental.

                (2) Within one hundred sixty (160) days after the close of each calendar year or as soon after such 160-day period as practicable, Landlord shall deliver to Tenant a statement of the actual amount of Additional Rental payable for the calendar year just ended certified by a financial officer of Landlord or its management company or by certified public accountants designated by Landlord, and such statement shall be final and binding upon Landlord and Tenant absent manifest error. If on the basis of such statement Tenant owes an amount of Additional Rental that is less than the estimated payments for the calendar year just ended previously made by Tenant, Landlord shall credit such excess to the next payments of Additional Rental coming due or, if the term of this Lease is about to expire, refund such excess to Tenant if Tenant is not in default under this Lease (in the instance of a default such excess shall be held as additional security for Tenant's performance, may be applied by Landlord to cure any such default, and shall not be refunded until any such default is cured). If on the basis of such statement Tenant owes an amount of Additional Rental that is more than the estimated payments for the calendar year just ended previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

                (3) For partial calendar years during the term of this Lease, the amount of Additional Rental payable pursuant to subparagraph 3(a)(2) that is applicable to that calendar year shall be prorated based on the ratio of the number of days of such calendar year falling during the term of this Lease to 365. The expiration or termination of this Lease shall not affect the obligations of Tenant and rights of Landlord pursuant to subparagraphs 3(a)(2) and 3(b)(2) which remain to be performed after such expiration or termination, Landlord and Tenant agreeing that said obligations and rights shall survive such expiration or termination.

                (c) Base Rental and Additional Rental shall be paid to Landlord, in advance, on or before the first day of the term hereof and on or before the first day of each and every successive calendar month thereafter during the term of this Lease. All other Rental shall be paid as provided elsewhere in this Lease. In the event the term of this Lease commences on a day other than the first day of a calendar month or ends on a day other than the last day of a calendar month, then the monthly rental for the first and last fractional months of the term hereof shall be appropriately prorated.

                (d) Rental shall be paid to Landlord, without demand, deduction or offset, in lawful money of the United States of America at Landlord's address for notices hereunder or to such other person or at such other place as Landlord may from time to time designate in writing. All Rental and other amounts of money payable by Tenant to Landlord under this Paragraph 3 or under this Lease, if not paid when due, shall be subject to a late fee of three (3%) percent of the amount past due (which late fee represents an agreed upon charge for the administrative expense suffered by Landlord as the result of such late payment and not payment for the use of money) and shall bear simple interest from the due date until paid at the Default Rate, and Tenant agrees to pay said late fee and interest promptly and without demand; provided, however, that such late fee shall not be due with respect to one late payment within any twelve (12) month period that is paid within five (5) days after the date on which it is due.

        4. USE. The Premises shall be used for general office, data center, call center, and sales office purposes and no other purpose whatsoever. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by the standard form of fire insurance policy, or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or any of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants of the Building, or injure or annoy them, or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises or commit or suffer to be committed any waste in, on or about the Premises.

        5. SERVICES.

                (a) Landlord shall maintain in reasonably good order and repair, subject to normal wear and tear, casualty and condemnation, the Building (excluding the Premises and other portions of the Building leased to other tenants), including, without limitation, public areas, any and all parking levels and landscaped areas, elevators, stairs, common corridors, common restrooms, the mechanical, plumbing and electrical systems and the structure itself. Notwithstanding the foregoing obligation, the cost of any repairs or maintenance to the foregoing necessitated by the intentional acts or omissions (other than those involved in the use of the Premises for its intended purposes), negligence or gross negligence of Tenant, or its agents, employees, contractors, invitees, licensees, tenants or assignees, shall be deemed Rental hereunder and shall be reimbursed by Tenant to Landlord upon demand.

                (b) Landlord shall furnish the Premises with (1) electricity as provided on Exhibit C-1 hereto, (2) heat and air conditioning to the extent reasonably required for the comfortable occupancy by Tenant in its use of the Premises during the period from 8:00 a.m. to 6:00 p.m. on weekdays and from 8:00 a.m. to 2:00 p.m. on Saturdays (except New Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas and such other public holidays hereafter created by governmental authority and designated by Landlord), or such shorter period as may be prescribed by any applicable policies or regulations adopted by any utility or governmental agency, (3) elevator service, (4) lighting replacement (for building standard lights), (5) restroom supplies, (6) window washing and (7) security service and cleaning service during the times and in the manner that such services are customarily and generally furnished in the majority of comparable Class A office buildings in the area. Tenant shall have access to the Premises during the term of this Lease twenty-four hours per day, seven days per week. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, nor shall the Rental be abated by reason of, (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building, or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Building. Landlord shall use reasonable efforts diligently to remedy any interruption in the furnishing of such services.

                (c) Whenever heat generating equipment or lighting other than Building standard lights are used in the Premises by Tenant which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right, after notice to Tenant and Tenant's failure to cure such problem within ninety (90) days after such notice, to install supplementary air conditioning facilities in the Premises or otherwise modify the ventilating and air conditioning system serving the Premises, and the reasonable and actual cost of installation, construction, maintenance and repair of such facilities and modifications shall be borne by Tenant. Tenant shall also pay as Rental the reasonable and actual cost of providing all cooling and heating energy to the Premises in excess of that required for normal office use or during hours requested by Tenant when heating and air conditioning is not otherwise furnished by Landlord. If Tenant installs lighting requiring power in excess of that required for normal office use in the Building or if Tenant installs equipment requiring power in excess of that required for the normal desk-top office equipment and normal copying equipment described in subparagraph 5(b) above, Tenant shall pay, as Rental, the cost of such excess power together with the cost of installing any additional risers or other facilities that may be necessary to furnish such excess power to the Premises. Landlord, at its reasonable discretion, shall have the right to install a meter or meters to measure the usage of the excess and supplementary power and air conditioning described herein, and the reasonable and actual cost of the installation of such meter or meters and the repairs and maintenance thereof shall be borne solely by Tenant. In addition, Tenant shall have the right, at its expense, to install a meter to measure the electrical usage of the

Premises, and tenant shall pay the cost of such electricity without imposition of any additional management fees by Landlord.

                (d) The following items on Exhibit G shall apply to the
Premises: 1 through 4, 6(d), 6(f), 7, 8, 9(a), 10(a), 10(c), 11, 12, 13, 14(f),
15, 17 and 18.

        6. TAXES PAYABLE BY TENANT. Tenant covenants and agrees to be liable for and pay in a timely manner all taxes and assessments levied or assessed against personal property, furniture and fixtures placed by Tenant in the Premises. In addition to Base Rental, Additional Rental and other charges to be paid by Tenant hereunder, Tenant shall promptly reimburse Landlord upon demand, as Rental, for any and all taxes payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto:
(a) upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any improvements made in or to the Premises by Tenant, other than Tenant Improvements made by Landlord pursuant to Exhibit C hereof, regardless of whether title to such improvements shall be in Tenant or Landlord; (b) upon or measured by the monthly rental payable hereunder, including, without limitation, any gross income tax or excise tax levied by the City of Atlanta, County of Fulton, the State of Georgia, the federal government or any other governmental body with respect to the receipt of such rental; (c) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; (d) upon this transaction or any document to which Tenant is a party creating or transferring an interest in the Premises. In the event that it shall not be lawful for Tenant so to reimburse Landlord, the monthly Base Rental payable to Landlord under this Lease shall be revised to net Landlord the same net Base Rental after imposition of any such tax upon Landlord as would have been payable to Landlord prior to the imposition of any such tax.

        7. ALTERATIONS. Except for any initial improvement of the Premises by Landlord pursuant to the Approved Plans and Specifications as defined in Exhibit C, which shall be governed by the provisions of said Exhibit C and any improvements costing less than $20,000 and which do not affect the structure or systems of the Building, Tenant shall not make, suffer or permit to be made any alterations, additions or improvements to or of the Premises or any part thereof, or attach any fixtures or equipment thereto, without first obtaining Landlord's written consent, which consent shall not be unreasonably withheld. Any such alterations, additions or improvements to the Premises consented to by Landlord shall be made by Landlord or under Landlord's supervision for Tenant's account by a contractor approved by Tenant and Landlord and Tenant shall reimburse Landlord for all costs thereof (including a reasonable charge for Landlord's overhead and services not to exceed five (5%) percent of the costs of such alterations), as Rental, within ten (10) days after receipt of a statement. The Tenant Improvements and all such alterations, additions and improvements, except for computers and related equipment associated with the Data Center, shall become Landlord's property at the expiration or earlier termination of the term hereof and shall remain on the Premises without compensation to Tenant unless Landlord elects by notice to Tenant at the time Landlord approves such alterations, additions or improvements to have Tenant remove such alterations, additions and improvements, in which event, notwithstanding any contrary provisions respecting such alterations, additions and improvements contained in Paragraph 9 hereof, Tenant shall promptly restore, at its sole cost and expense, the Premises to its condition prior to the installation of such alterations, additions and improvements, normal wear and tear excepted.

        8. LIENS. Tenant shall at all times keep the Premises and the Building free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Landlord shall have the right to post and keep posted on the Premises any notices that may be provided by law or which Landlord may deem to be proper for the protection of Landlord, the Premises and the Building from such liens.

        9. REPAIRS. Tenant shall, at Tenant's sole cost and expense, at all times during the term hereof keep, and at the end of the term of this Lease surrender to Landlord, the Premises and every part thereof and all alterations, additions and improvements thereto in good condition and repair, except for normal wear and tear and damage (which damage shall not have been caused by the negligence or intentional act of Tenant or its agents, employees, contractors, invitees, licensees, tenants or assigns) thereto by fire, earthquake, act of God or the elements. To the fullest extent permitted by law, except as provided in Paragraph 22(b) Tenant hereby waives all rights to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises as may be provided by any law, statute or ordinance now or hereafter in effect. Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, except as specifically and expressly herein set forth. No representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically and expressly herein set forth.

        10. DESTRUCTION OR DAMAGE.

                (a) In the event the Premises or the portion of the Building necessary for Tenant's occupancy are damaged by fire, earthquake, act of God, the elements or other casualty, Landlord shall forthwith repair the same, subject to the provisions of this Paragraph 10 hereinafter set forth, if such repairs can, in Landlord's opinion, be made within ninety (90) days following the date of such fire or other casualty. Notwithstanding any other provision contained in this Paragraph, the commencement of repair or restoration work by Landlord hereunder shall in no event be deemed a representation or warranty by Landlord that such repairs or restoration can or will in fact be completed within such 90-day period, and Landlord shall in no event be liable to Tenant for any failure or inability to complete said repairs or restoration within such 90-day period. This Lease shall remain in full force and effect except that, if such damage is not the result of the negligence or intentional act of Tenant or Tenant's agents, employees, contractors, licensees, invitees, subtenants or assigns, an abatement of Base Rental and

Additional Rental shall be allowed Tenant for such part of the Premises as shall be rendered unusable by Tenant in the conduct of its business during the time such part is so unusable. If more than fifty (50) percent of the Premises is deemed unusable in the last 12 months of the lease or there is a total destruction of the Building, the Lease shall automatically terminate as of the date of such destruction.

                (b) If such repairs cannot, in Landlord's opinion, be made within ninety (90) days following the date of such fire or other casualty, Landlord may elect, upon notice to Tenant within sixty (60) days after the date of such fire or other casualty, to repair or restore such damage, in which event this Lease shall continue in full force and effect, but the Base Rental and Additional Rental shall be partially abated as provided in subparagraph 10(a). If Landlord does not so elect to make such repairs, this Lease shall terminate as of the date of such fire or other casualty.

                (c) Notwithstanding anything to the contrary in this Lease, if the holder of a "Landlord's Mortgage" (as defined in Paragraph 24) requires that any insurance proceeds from a casualty loss be paid to it, then Landlord shall have the option to cancel this Lease as of the date of the casualty by written notice to Tenant given within one hundred --eighty (180) days after said holder notifies Landlord that it is collecting the insurance proceeds.

                (d) If the Premises are to be repaired under this Paragraph 10 by Landlord, Landlord's obligation to repair the Premises shall be discharged upon restoration of the Premises to Premises Shell, as defined in Exhibit C, and payment toward restoration of Tenant Improvements a sum equal to Landlord's Contribution prorated to the number of square feet of Rentable Area in that portion of the Premises damaged. Tenant shall pay all other costs of repairing the Premises and shall be responsible for carrying such casualty insurance with respect to such other Tenant Improvements as set forth in Paragraph 11 hereof. In no event shall Landlord be required to rebuild, repair or replace any personal property, furniture, supplies, equipment or trade fixtures which belong to Tenant.

        11. INSURANCE. Tenant shall, at its sole cost and expense, obtain and maintain during the term of this Lease comprehensive or commercial general liability coverage for bodily injury and property damage insuring against any and all liability of Tenant and Landlord arising out of the maintenance, use and occupancy of the Premises with liability limits of not less than $1,000,000 for property damage and $2,000,000.00 for bodily injury or death. Landlord, Landlord's manager of the Building and all holders of a Landlord's Mortgage shall be additional insured on all such policies. All policies of liability insurance specified in this Lease shall specifically insure Tenant's performance of the indemnity agreements contained in this Lease. Tenant shall also, at its sole cost and expense, obtain and maintain during the term of this Lease fire and extended coverage insurance insuring the full replacement cost of its furniture, equipment, supplies and personal property contained in the Premises, together with the excess value of the Tenant Improvements over the Landlord's Contribution. In addition, Tenant shall give notice to its insurance carrier or carriers of coverage herein required and any waivers of liability and indemnity agreements contained in this Lease. All insurance required by the terms of this Paragraph 11 must be issued by and binding upon an insurance company licensed or authorized to do business in the State of Georgia, rated at least Rating A-, Financial Size VII by A.M. Best Company (or an equivalent rating by another rating agency if the Best's ratings are discontinued). Within thirty (30) days prior to the Commencement Date and within thirty (30) days prior to each expiration date of each such policy, Tenant shall provide Landlord with certificates of insurance reflecting the coverage required herein and providing that such insurer will notify Landlord in writing thirty
(30) days prior to a material change or cancellation of such insurance.

        12. RELEASE AND SUBROGATION.

                (a) In addition to, and not in lieu of, any and all other releases and waivers by Tenant contained in this Lease, Tenant hereby waives, and releases Landlord from, any and all claims, rights, demands and causes of action which it might have at any time against Landlord on account of loss or damage that is or should be covered by any insurance policy Tenant has or is required to have pursuant to Paragraph 11 of this Lease. Tenant shall obtain from its respective insurers under all policies of fire, theft, public liability, workmen's compensation and other insurance maintained by Tenant at any time during the term of this Lease insuring or covering the Premises or any portion thereof or operations therein or therefrom, a waiver of all rights of subrogation which the insurer of Tenant might have against Landlord and the other affiliated parties described in Paragraph 11 hereof. If a waiver of subrogation is not available under a policy maintained by Tenant, Tenant shall cause Landlord and the other affiliated parties described in Paragraph 11 hereof to be named as additional insureds. Tenant shall indemnify and hold harmless Landlord against any loss or expense, including reasonable and actual attorney's fees, resulting from the failure to obtain such waiver.

                (b) In addition to, and not in lieu of, any and all other releases and waivers by Landlord contained in this Lease, Landlord hereby waives, and releases Tenant from, any and all claims, rights, demands and causes of action which it might have at any time against Tenant on account of loss or damage that is or should be covered by any insurance policy Landlord has or is required to have pursuant to this Lease. Landlord shall obtain from its respective insurers under all policies of fire, theft, public liability, workmen's compensation and other insurance maintained by Landlord at any time during the term of this Lease insuring or covering the Building or any portion thereof or operations therein or therefrom, a waiver of all rights of subrogation which the insurer of Landlord might have against Tenant. If a waiver of subrogation is not available under a policy maintained by Landlord, Landlord shall cause Tenant to be named as an additional insured. Landlord shall indemnify and hold harmless Tenant against any loss or expense, including reasonable and actual attorney's fees, resulting from the failure to obtain such waiver.

        13. INDEMNIFICATION.

                (a) Tenant. Tenant agrees that neither Landlord nor its partners, members, officers, employees, agents or representatives shall be liable and hereby waives all claims against Landlord, its partners, members, officers, employees, agents and representatives for damage to any property or injury or death of any person in, upon or about the Premises arising at any time and from any cause other than solely by reason of the gross negligence or intentional misconduct of Landlord, its authorized employees or agents acting within the scope of their employment, and Tenant shall indemnify and hold harmless Landlord, and its partners, officers, employees, agents and representatives from any and all loss, cost, damage and expense incurred or suffered by Landlord or said other parties arising out of or resulting from (i) the use or occupancy of the Premises, except such as is caused solely by the gross negligence or intentional misconduct of Landlord, its authorized agents or employees acting within the scope of their employment, or (ii) the willful misconduct or gross negligence of, or breach or violation of any provision of this Lease by, Tenant or its agents, contractors, employees, licensees or invitees. The foregoing indemnity obligation of Tenant shall include reasonable and actual attorney's fees, investigation costs and all other reasonable costs and expenses incurred by Landlord from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 13(a) shall survive the termination of this Lease with respect to any damage, injury or death prior to such termination.

                (b) Landlord. Landlord shall indemnify and hold harmless Tenant, and its officers, employees, agents and representatives from any and all loss, cost, damage and expense incurred or suffered by Tenant or said other parties arising out of or resulting from (i) any accident, injury or damage occurring at any location within the Building other than within the Premises or other areas of the Building in the possession or control of other tenants of the Building, except such as is caused solely by the gross negligence or intentional misconduct of Tenant, its authorized agents or employees acting within the scope of their employment, or (ii) the willful misconduct or gross negligence of Landlord or its agents, contractors, employees, licensees or invitees. The foregoing indemnity obligation of Landlord shall include reasonable and actual attorney's fees, investigation costs and all other reasonable costs and expenses incurred by Tenant from the first notice that any claim or demand is to be made or may be made. The provisions of this Paragraph 13(b) shall survive the termination of this Lease with respect to any damage, injury or death prior to such termination.

        14. COMPLIANCE WITH LEGAL REQUIREMENTS. Tenant shall at its sole cost and expense promptly comply with (i) all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may be hereafter in force, (ii) the requirements of any board of fire underwriters or other similar body now or hereafter constituted, (iii) any direction or occupancy certificate issued pursuant to any law by any public officer or officers, and (iv) the provisions of all recorded documents affecting the Premises, insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, excluding requirements of structural changes not related to or affected by improvements made by or for Tenant or not necessitated by Tenant's acts.

        15. ASSIGNMENT AND SUBLETTING. Tenant shall not at any time during the term of this Lease have the right to sublet all or any part of the Premises, or assign this Lease or any right or interest therein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that Landlord may base such decision on, inter alia, Landlord's perception of the quality, financial capacity (as to an assignee only) and type of business of the proposed assignee or sublessee and the type of tenant mix and reputation Landlord is attempting to achieve for the Building. Tenant may assign or sublet this lease without Landlord's consent, but subject to the limitations set forth below, to any corporation which is the parent company of Tenant or which is engaged in the same business activity as Tenant and more than fifty (50%) percent of the stock of which is owned by Tenant. Tenant shall not, without Landlord's prior written consent, mortgage, pledge, encumber or otherwise transfer this Lease or any interest under it or permit the use or occupancy of the Premises or any part thereof by anyone other than Tenant. Sale or transfer of a controlling ownership interest of Tenant as it existed on the date this Lease is executed shall be deemed an assignment of this Lease. Should Tenant desire to assign this Lease or any right or interest herein or sublet the Premises or any part thereof, Tenant shall give Landlord written notice of such desire, which notice shall contain (1) the name and address of the proposed subtenant or assignee and its form of organization, (2) the nature of the proposed subtenant's or assignee's business to be conducted in the Premises, (3) the terms and conditions of the proposed sublease or assignment, and (4) financial statements for the three most recent completed fiscal years of the proposed subtenant or assignee and such other financial information as Landlord shall request and a bank reference, together with a request that Landlord approve such assignment or subletting. Together with the delivery of said notice, Tenant shall also pay to Landlord an administrative processing fee of $500.00, which fee shall be non-refundable in any event, whether or not Landlord approves the proposed sublease or assignment. Landlord shall have a period of fifteen (15) days following receipt of such written notice within which to notify Tenant in writing that Landlord elects either (A) to deny Tenant the right to consummate such subletting or assignment or (B) to terminate this Lease as to the space so affected as of a date designated by Landlord (but in no event less than sixty (60) days following such notice), in which event Tenant will be relieved of all further obligations hereunder as to such space arising after the effective date of such termination or (C) to permit Tenant to assign this Lease or sublet such space, subject, however, to all of the following conditions:

                (a) The sublease or assignment shall be on the same terms and conditions set forth in the notice given to Landlord.

                (b) The proposed assignee or sublessee shall be engaged in a business in the Premises which is consistent with the then standards of the Building and is permitted by the provisions of Paragraph 4 hereof, and the use of the Premises or any portion thereof by such subtenant or assignee will not, in Landlord's estimation, increase the scope or quantity of services or utilities then being furnished to Tenant as of the proposed date of assignment or subletting, and the lease or use of the Premises or any portion thereof by such subtenant or assignee will not cause Landlord to be in violation of any provisions of any lease of any other tenant in the

Building.

                (c) The proposed assignee is a respectable party of sufficient financial worth to perform its obligations under this Lease, and Tenant shall have provided Landlord with proof thereof.

                (d) No subletting or assignment shall release Tenant of Tenant's obligation or alter the primary liability of Tenant to pay the Rental and to perform all other obligations to be performed by Tenant under this Lease.

                (e) In the case of a subletting, fifty percent (50%) of (A) any sums or other economic consideration (for example, but not by way of limitation, increased rental, forgiveness of an obligation, or services given at no cost or at reduced cost) received by Tenant or its agents as a result of such subletting, whether denominated as rental under the sublease or otherwise, less all reasonable expenses incurred by Tenant in connection with such sublease, including brokerage commissions and economic consideration provided to such sublessee, which exceed, in the aggregate, (B) the total sums which Tenant is obligated to pay Landlord under this Lease either (i) for the Premises, if the entire Premises is sublet, or (ii) pro rata on a square foot basis for that portion of the Premises sublet, if less than the entire Premises is sublet, shall be payable to Landlord as Rental under this Lease without affecting or reducing any Rental or other obligation of Tenant under this Lease. In the case of an assignment, any and all sums or other economic consideration (including, without limitation, the examples set forth in the preceding sentence) received by Tenant or its agents as a result of such assignment shall be payable to Landlord as Rental under this Lease without affecting or reducing any Rental or other obligation of Tenant under this Lease.

                (f) If fifty (50%) percent or less of the Building other than the Premises is leased to third party tenants at the time of entering into such sublease or assignment, then all rental rates to be charged to such assignee or sublessee shall not be less than the then current market rates for similar space leased for a similar term in the Building or buildings of similar quality and grade in the same locality as the Building, and no sublessee shall have any right to assign or further sublet.

                (g) Any and all options, including, without limitation, expansion options, renewal options and rights of first refusal or negotiation, granted pursuant to this Lease are not assignable and shall be null and void and of no further force or effect on and after the effective date of such assignment of this Lease or any right or interest therein or of any subletting of the Premises or any part thereof.

The failure of Landlord to notify Tenant in writing of such election within such fifteen (15) day period shall be deemed a refusal of such proposed assignment or subletting. Where Landlord consents to any such assignment or sublease, Tenant shall pay to Landlord, promptly upon demand, a reasonable & actual sum as attorney's fees arising incident to such transaction and no sublease or assignment shall be valid and no one shall occupy the Premises by reason thereof until a fully executed counterpart of the sublease or assignment has been delivered to Landlord. No space in the Building shall be listed or offered to any broker or similar party for listing or advertisement, nor shall Tenant advertise for assignment or subletting without providing Landlord ten
(10) days prior written notice thereof. Any attempted assignment, sublease or other action by Tenant in violation of this Paragraph 15 shall be null and void and shall constitute an Event of Default. This Lease, or any right or interest hereof, shall not be assignable as to the interest of Tenant by operation of law without Landlord's written consent. The acceptance of Rental by Landlord from any other person or entity shall not be deemed to be a waiver by Landlord of any provision hereof. Consent to one assignment or subletting shall not be deemed consent to any subsequent assignment or subletting. In the event of default by any assignee or successor of Tenant in the performance of any of the terms of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying or obtaining the consent of Tenant, or any successor of Tenant, and such action shall not relieve Tenant of liability under this Lease; provided that Landlord may not increase Tenant's liability for monetary obligations under this Lease without Tenant's prior written consent.

        16. RULES. Tenant shall faithfully observe and comply with the rules and regulations attached to this Lease as Exhibit D and made a part hereof, and, after notice thereof, all modifications thereof and additions thereto from time to time promulgated in writing by Landlord. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of any of said rules and regulations. In the event of a conflict between the terms of this Lease and said rules and regulations, this Lease shall control.

        17. ENTRY BY LANDLORD. With reasonable notice to Tenant in other than emergency situations or as needed to provide janitorial service, Landlord may enter the Premises at reasonable hours to (a) inspect the same, (b) within 12 months of Lease expiration exhibit the same to prospective purchasers, lenders or tenants, (c) determine whether Tenant is complying with all of its obligations hereunder, (d) supply janitor service and any other service to be provided by Landlord to Tenant hereunder, (e) post notices of nonresponsibility, and (f) make repairs required of Landlord under the terms hereof or repairs to any adjoining space or utility services or make repairs, alterations or improvements to any other portion of the Building; provided, however, that all such work shall be done as promptly as reasonably possible and so as to cause as little interference to Tenant as reasonably possible. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by such entry. Landlord shall at all times have and retain a key with which to unlock all of the doors in, on or about the Premises (excluding Tenant's vaults, safes, trade secret areas and similar areas reasonably designated in writing by Tenant in advance); and Landlord shall have the right to use any and all reasonable means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by

Landlord by any of said reasonable means, , shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction, actual or constructive, of Tenant from the Premises, or any portion thereof. Tenant shall pay upon demand all repair costs and expenses resulting from Landlord's emergency entry to the Premises to the extent resulting from Tenant's failure to provide Landlord access to the Premises as provided in this Lease.

        18. EVENTS OF DEFAULT. The occurrence of any one or more of the following events ("Events of Default") shall constitute a breach of this Lease by Tenant: (a) if Tenant shall fail to pay any Rental when and as the same becomes due and payable; provided, however, that Tenant shall not be in default if such Rental is not more than ten (10) days late one time within any twelve
(12) month period; (b) if Tenant shall fail to pay any other sum when and as the same becomes due and payable and such failure shall continue for more than ten
(10) days following written notice from Landlord; (c) if Tenant shall fail to perform or observe any other term or provision of this Lease or of the rules and regulations described in Paragraph 16 to be performed or observed by Tenant, and (except for the failure set forth in clause (g) below) such failure shall continue for more than thirty (30) days after written notice thereof from Landlord; provided, however, in the event any such default cannot with reasonable diligence be cured within such thirty day period, Tenant shall have such additional reasonable period of time, not to exceed thirty (30) days, as is necessary to cure such default so long as Tenant commences such cure within such thirty day period and shall diligently prosecute in good faith such cure to completion; (d) (Intentionally deleted); (e) if Tenant shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition in any proceeding seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; (f) if, within forty-five (45) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or if, within forty-five (45) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or (g) if Tenant shall fail to return a properly executed estoppel certificate to Landlord in accordance with the provisions of Paragraph 27 hereof within the time period designated for such return in Landlord's request for same.

        19. REMEDIES. Upon the occurrence of any of the Events of Default, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever except as otherwise expressly provided:

                (a) Landlord, with or without terminating this Lease, may, without prejudice to any other remedy Landlord may have for possession, arrearages in Rental or damages for breach of contract or otherwise, immediately or at any time thereafter reenter the Premises and expel or remove therefrom Tenant and all persons and entities claiming by or through Tenant (including, without limitation, any and all sublessees and assignees) and all property belonging to or placed on the Premises by, at the direction of or with the consent of Tenant or its assignees or sublessees, by force if necessary, without being liable to prosecution or any claim for damages therefor; and Tenant agrees to indemnify Landlord for all loss and damage which Landlord may suffer by reason of such termination of this Lease or of Tenant's right to possession hereunder, whether through inability to relet the Premises or through decrease in rental, or otherwise. Landlord may, at its option and with or without terminating this Lease, also declare the difference, if any, between (i) the entire amount of the Rental which would become due and payable during the remainder of the term of this Lease, discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, and (ii) the fair rental value of the Premises during the remainder of the term of this Lease (taking into account, among other factors, the anticipated duration of the period the Premises will be unoccupied prior to reletting, and the anticipated costs of reletting including any concessions then being granted to tenants in the market in which the Building is located), also discounted to present value using a discount rate equal to the Prime Rate in effect as of the date of such declaration, to be due and payable immediately, and Tenant agrees to pay the same at once, together with all Rental and other sums theretofore due, at the office of Landlord in which Rental was theretofore payable; it being understood and agreed that such payment shall be and constitute Landlord's liquidated damages, Landlord and Tenant acknowledging and agreeing that it is difficult to determine the actual damages Landlord would suffer from Tenant's breach hereof and that the agreed upon liquidated damages are not punitive or penalties and are just, fair and reasonable, all in accordance with O.C.G.A. Section 13-6-7.

                (b) Landlord, with or without terminating this Lease, may immediately or at any time thereafter relet the Premises or any part thereof for such time or times, at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable, and Landlord may make any alterations or repairs to the Premises which it may deem necessary or proper to facilitate such reletting; and Tenant shall pay all costs of such reletting including but not limited to the cost of any such alterations and repairs to the Premises, attorneys' fees and brokerage commissions; and if this Lease shall not have been terminated, Tenant shall continue to pay all Rental and all other charges due under this Lease up to and including the date of beginning of payment of rent by any subsequent tenant of part or all of the Premises, and thereafter Tenant shall pay monthly during the remainder of the term of this Lease the difference, if any, between the rent and other charges collected from any such subsequent tenant or tenants and the Rental and other charges reserved in this Lease, but Tenant shall not be entitled to receive any excess of any such rents collected over the Rental reserved herein.

                (c) Landlord, with or without terminating this Lease, may recover from Tenant all damages and expenses Landlord suffers or incurs by reason of the Tenant's default, including, without limitation, costs of recovering the Premises, attorney's fees and any unamortized value of Tenant Improvements and brokerage commissions, all of which shall be due and payable by Tenant to Landlord promptly upon demand.

                (d) The remedies provided for in this Lease are in addition to any other remedies available to Landlord at law or in equity by statute or otherwise. All remedies provided in this Lease are cumulative and may be exercised alternatively, successively or in any other manner. The exercise by Landlord of any one or more of the rights and remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other rights and remedies herein provided.

        20. LANDLORD'S RIGHT TO CURE DEFAULTS. All agreements and provisions to be performed by Tenant under any of the terms of this Lease shall be at the sole cost and expense of Tenant and without any abatement of Rental. If Tenant shall fail to pay any sum of money, other than Base Rental, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder or violates any provision of this Lease and such failure or violation shall continue for thirty (30) days after written notice thereof by Landlord, Landlord is hereby empowered and Landlord may, but shall not be obligated so to do, and without waiving or releasing Tenant from any obligations of Tenant or any other right or remedy of Landlord under this Lease or otherwise, make any such payment, perform any such other act or correct any such violation on Tenant's part to be made, performed or observed as in this Lease provided. All reasonable and actual sums so paid by Landlord and all necessary incidental costs shall be deemed Rental hereunder and shall be payable to Landlord promptly on demand, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of the nonpayment thereof by Tenant as in the case of default by Tenant in the payment of Base Rental. All sums so paid by Landlord and all such necessary incidental expenses shall accrue simple interest at the Default Rate from demand until payment, and Tenant shall pay to Landlord such accrued interest together with such sums and expenses.

        21. ATTORNEY'S FEES. If as a result of any breach or default in the performance of any of the provisions of this Lease, Landlord or Tenant uses the services of an attorney in order to secure compliance with such provisions or to recover damages therefor, or to terminate this Lease or evict Tenant, the non-prevailing party shall reimburse the prevailing party upon demand for any and all reasonable and actual attorney's fees and expenses so incurred by the prevailing party.

        22. LANDLORD'S DEFAULT.

                (a) Notwithstanding any other provision of this Lease to the contrary, in the event of any default by Landlord under this Lease, Tenant's sole and exclusive remedy shall be an action for actual damages (Tenant hereby waiving any right of deduction or set-off against Rental due Landlord and any claim for indirect, special or consequential damages), but prior to any such action Tenant will give Landlord and any holder of Landlord's Mortgage (as hereinafter defined) written notice specifying such default with particularity (provided, however,

Tenant shall only be obligated to send a notice to such holder if Tenant has previously been notified in writing of the identity and address of such holder by either Landlord or such holder), and Landlord shall diligently commence to cure such default and shall have thirty (30) days in which to cure any such default; provided, however, in the event any such default cannot with reasonable diligence be cured within such thirty day period, Landlord shall have such additional reasonable period of time as is necessary to cure such default so long as Landlord commences such cure within such thirty day period and shall diligently prosecute in good faith such cure to completion. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. Tenant agrees to accept the cure by the holder of Landlord's Mortgage of any and all of Landlord's defaults hereunder should such holder elect, in its sole discretion, to undertake the cure of such defaults, but Tenant acknowledges that such holder is under no obligation to do so.

                (b) Notwithstanding the provisions of Paragraph 22(a) above, in the event of a default by Landlord under this Lease which interferes with the operation of the computers and related equipment in the Data Center, Tenant may, after written notice to Landlord and Landlord's failure to cure such default within the time period provided in Paragraph 22(a) above, take such reasonable steps as Tenant deems necessary to eliminate such interference with the operation of such computers and related equipment, except that Tenant may not in connection therewith do anything which affects the structure or operating systems of the Building. In the event Tenant properly exercises such rights, Landlord shall reimburse Tenant within thirty (30) days after receipt of an invoice for all reasonable and actual costs incurred by Tenant in connection therewith.

        23. EMINENT DOMAIN. If all or part of the Premises shall be taken as a result of the exercise of the power of eminent domain or by private purchase in lieu thereof, this Lease shall terminate as to the part so taken as of the date of the physical taking, and, in the case of a partial taking, either Landlord or Tenant shall have the right to terminate this Lease as to the balance of the Premises by written notice to the other within thirty (30) days after such date, with the termination to be effective ninety (90) days after such written notice; provided, however, that a condition to the exercise by Tenant of such right to terminate shall be that the portion of the Premises taken shall be of such extent and nature as substantially to handicap, impede or impair Tenant's use of the balance of the Premises. In the event of any taking, Landlord shall be entitled to any and all compensation, damages, income, rent, awards, or any interest therein whatsoever which may be paid or made in connection therewith, and Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease or otherwise. In the event of a partial taking of the Premises which does not result in a termination of this Lease, the monthly Base Rental and Additional Rental thereafter to be paid shall be equitably reduced. If all of the Building, or so much thereof as to cause the remainder not to be economically feasible to operate, as determined by Landlord, should be permanently taken or condemned for any public purpose, Landlord shall have the option of terminating this Lease by written notice to Tenant within sixty (60) days from the date of such taking or condemnation. Notwithstanding anything to the contrary contained in this Paragraph 23, if, during the term of this Lease, the use or occupancy of any part of the Building or Premises shall be taken or appropriated temporarily for any public or quasi-public use under any governmental law, ordinance or regulation, or by right of eminent domain, this Lease shall be and remain unaffected by such taking or appropriation and Tenant shall continue to pay in full all Rental payable hereunder by Tenant during the term of this Lease, provided that if such taking is for more than 120 days during the last twelve
(12) months of the Lease term, Tenant may terminate this Lease by written notice to Landlord. In the event of any such temporary appropriation or taking, Tenant shall be entitled to receive that portion of any award which represents compensation for the loss of use or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive that portion of any award which represents the cost of restoration and compensation for the loss of use or occupancy of the Premises after the end of the term of this Lease. Landlord shall provide Tenant with a copy of any notice received by Landlord with respect to the exercise of such power of eminent domain. Tenant shall have the right to make a separate claim under such proceeding for the value of the unexpired term of this Lease.

        24. SUBORDINATION.

                (a) Except as provided in subparagraph (c) below, this Lease and all rights of Tenant hereunder are and shall be subject and subordinate at all times to the lien or security title or interest of any and all underlying deeds of trust, mortgages and deeds to secure debt or other instrument in the nature thereof in any amount or amounts whatsoever now or hereafter placed on or against or affecting the Building or any part thereof or on or against Landlord's interest or estate therein and to any other instrument encumbering the fee title of the Building and to any modifications, renewals, consolidations, extensions or replacements thereof (collectively or singularly, "Landlord's Mortgage"), all without the necessity of having further instruments executed on the part of Tenant to effectuate such subordination.

                (b) While subparagraph (a) above is self-operative, and no further instrument of subordination shall be necessary, Tenant shall, in confirmation of such subordination promptly, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or a holder of a Landlord's Mortgage any and all instruments requested by either of them to evidence such subordination.

                (c) Tenant shall promptly, upon demand, at any time or times, execute, acknowledge and deliver to Landlord or to a holder of Landlord's Mortgage any and all instruments that may be necessary to make this Lease superior to the lien or security title or interest of a Landlord's Mortgage.

                (d) If a holder of a Landlord's Mortgage shall hereafter succeed to the right of Landlord under this Lease, whether through possession or foreclosure action or exercise of private power of sale or delivery of a new lease or otherwise, Tenant shall, at the option of such holder, attorn to and recognize such successor as Tenant's landlord under this Lease as of the date of such holder's succession to Landlord's interest and shall promptly execute, acknowledge and deliver any instrument that may be necessary to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between each successor Landlord and Tenant, subject to all of the terms, covenants and conditions of this Lease.

                (e) If Tenant fails at any time to execute, acknowledge and deliver any of the instruments provided for in this Paragraph 24 within ten (10) business days after Landlord's notice so to do, Landlord, in addition to the remedies allowed by Paragraph 19, may execute, acknowledge and deliver any and all of such instruments as the attorney-in-fact of Tenant and in its name, place and stead, and Tenant hereby irrevocably appoints Landlord, its successors and assigns, as such attorney-in-fact, which power of attorney is irrevocable and is coupled with an interest.

                (f) It is acknowledged by the parties that a Subordination, Attornment and Non-Disturbance Agreement by and among Tenant, Landlord and the holders of Landlord's Mortgage encumbering the Building as of the date of execution of this Lease has been executed and delivered contemporaneously with this Lease. With respect to any Landlord's Mortgage executed and delivered by Landlord following the date of this Lease, Landlord agrees to obtain from the holder of any such Landlord's Mortgage an executed subordination, non-disturbance and attornment agreement in the form customarily used by such holder.

        25. NO MERGER. The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation hereof or a termination by Landlord pursuant to the terms of this Lease, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or subtenancies.

        26. SALE. In the event the original Landlord hereunder, or any successor owner of the Building, shall sell or convey the Building, all liabilities and obligations on the part of the original Landlord, or such successor owner, under this Lease accruing thereafter shall terminate, and thereupon all such liabilities and obligations shall be binding upon the new owner; provided, however, that if any such new owner shall have been a previous holder of a Landlord's Mortgage, the liabilities and obligations of such new owner shall be limited to its obligations under any instruments executed by Tenant and delivered to such holder of a Landlord's Mortgage described in Paragraph 24. Tenant shall be bound to any succeeding landlord for all of the terms, covenants and conditions hereof and shall execute any attornment agreement not in conflict herewith at the request of any succeeding landlord.

        27. ESTOPPEL CERTIFICATE. At any time and from time to time designated by Landlord (but on not less than ten (10) days prior written request by Landlord), Tenant will execute, acknowledge and deliver to Landlord, promptly upon request, a certificate certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that this Lease is in full force and effect, as modified, and stating the date and nature of each modification), (b) the date, if any, to which Rental and other sums payable hereunder have been paid, (c) that no notice has been received by Tenant of any default which has not been cured, except as to defaults specified in said certificate, and (d) such other matters as may be requested by Landlord. Any such certificate may be relied upon by Landlord and any and all existing or prospective purchasers, investors, mortgagees or holders of any deed to secure debt on the Building or any part thereof and any party to whom any such certificate is addressed.

        28. NO LIGHT, AIR OR VIEW EASEMENT. No easement of light, air or view is granted by Landlord hereunder, and any diminution or shutting off of light, air or view by any building or other structure shall in no way affect this Lease or impose any liability on Landlord.

        29. HOLDING OVER. If Tenant remains in possession after expiration of this Lease, with Landlord's acquiescence and without any distinct written agreement between Landlord and Tenant, this Lease shall become a month-to-month periodic tenancy, and there shall be no renewal of this Lease by operation of law. Such periodic tenancy may be terminated by thirty (30) days written notice by either party to this Lease to the other party and such termination shall be effective as of the last day of the calendar month during which said notice period ends. During the period of any such holding over, all provisions of this Lease shall be and remain in effect except that the monthly Base Rental shall be one hundred fifty percent (150%) of the Base Rental payable for the last calendar month of the term of this Lease, including renewals or extensions. The inclusion of the preceding sentence in this Lease shall not be construed as Landlord's consent for Tenant to hold over. If Tenant remains in possession after expiration of the term of this Lease, without Landlord's acquiescence or consent, Tenant shall become a tenant-at-sufferance. This Paragraph 29 will survive the termination of this Lease, by lapse of time or otherwise.

        30. ABANDONMENT. If Tenant shall abandon or surrender the Premises, or be dispossessed by process of law or otherwise, any personal property belonging to Tenant and left on the Premises shall be deemed to be abandoned, at the option of Landlord.

        31. SECURITY DEPOSIT.

                (a) Tenant has deposited with Landlord the sum specified in the Basic Lease Information (the "Security Deposit"). In the event the amount of the Security Deposit required to be on deposit is less than the amount held by Lender, Lender shall return such excess amount to Tenant. In the event Tenant expands the Premises, the amount of the Security Deposit shall be increased proportionately to the amounts specified in the Basic Lease Information. If Tenant completes an initial public offering of its stock, or has a material change in its net worth or capitalization, Tenant may request Landlord to change the amount of the required Security Deposit; provided that any such change in the amount of the Security Deposit shall be in Landlord's sole discretion. The Security Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay Rental or other charges due hereunder, or otherwise defaults with respect to any provision of this Lease, Landlord may use, apply or retain all or any portion of the Security Deposit for the payment of any Rental or other charge in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. Such use, application or retention of the Security Deposit shall not prohibit or limit Landlord's exercise of any other remedies Landlord may have for Tenant's default. If Landlord so uses, applies or retains all or any portion of the Security Deposit, Tenant shall within ten (10) business days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount thereof and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not be required to keep the Security Deposit separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Security Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) upon the later to occur of (i) the Expiration Date or (ii) the date on which Tenant has performed all of Tenant's obligations under this Lease including, without limitation, any remaining obligations of Tenant to pay the adjustment of Additional Rent for the final calendar year of the term of this Lease pursuant to subparagraph 3(b)(2) hereinabove. No trust relationship is created herein between Landlord and Tenant with respect to the Security Deposit.

                (b) Tenant may, at its option, provide Landlord a letter of credit (the "Letter of Credit"), rather than cash, in the amount of the Security Deposit. Such Letter of Credit must be drawn upon a bank acceptable to Landlord in form acceptable to Landlord, and provide that Landlord may draw upon such Letter of Credit upon presentation of a notice that Landlord would have the right to use the Security Deposit as provided in Paragraph 31(a) of this Lease. Tenant must provide Landlord a renewal of such Letter of Credit no later than thirty (30)) days prior to the expiration date of the Letter of Credit, and if Tenant does not do so Landlord may draw the full amount of the Letter of Credit and use the same as the Security Deposit as though Tenant had deposited cash in accordance with Paragraph 31(a) of this Lease.

        32. WAIVER. The waiver by Landlord of any agreement, condition or provision herein contained shall not be deemed to be a waiver of any subsequent breach of the same or any other agreement, condition or provision herein contained, nor shall any custom or practice which may grow up between the parties in the administration of the terms hereof be construed to waive or to lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with said terms. The subsequent acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any agreement, condition or provision of this Lease, other than the failure of Tenant to pay the particular increment of Rental so accepted, regardless of Landlord's knowledge of such preceding breach at the time of acceptance of such Rental. Landlord may accept a partial payment of Rental or other sums due hereunder without such constituting an accord and satisfaction and without prejudice to Landlord's right to demand the balance of such Rental or other sum notwithstanding any notation on a check or letter accompanying such partial payment, unless Landlord expressly waives its right to such balance in writing.

        33. NOTICES. All notices and demands which may or are required to be given by either party to the other hereunder shall be in writing and shall be deemed to have been fully given when delivered by reputable courier, with receipt acknowledged or refused, or deposited in the United States mail, certified, return receipt requested, postage prepaid, and addressed as follows: to Tenant at the applicable address specified in the Basic Lease Information, or to such other place as Tenant may from time to time designate in a notice to Landlord; to Landlord at the address specified in the Basic Lease Information, or to such other place as Landlord may from time to time designate in a notice to Tenant; or, in the case of Tenant, delivered to Tenant at the Premises. Tenant hereby appoints as an agent of Tenant to receive the service of all dispossessory or distraint proceedings and notices thereunder the person in charge of or occupying the Premises at the time, and, if no person shall be in charge of or occupying the same, then such service may be made by attaching the same on the main entrance of the Premises.

        34. COMPLETE AGREEMENT. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease or the Building. There are no representations between Landlord and Tenant other than those contained in this Lease, and any reliance with respect to any representations is solely upon the representations set forth in this Lease. Any modifications or amendments to this Lease in order to be effective must be in writing and signed by the party to be charged.

        35. CORPORATE AUTHORITY. If Tenant signs as a corporation, each person executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, that Tenant has and is qualified to do business in Georgia, that the corporation has full right and authority to enter into this Lease, and that each and both persons signing on behalf of the corporation were authorized to do so.

        36. [INTENTIONALLY DELETED]

        37. PERSONALITY OF TENANT. Tenant waives any rights of claim against Landlord on account of any loss or damage to Tenant's property, the Premises or its contents, including, but not limited to (a) loss caused by the condition of the Premises or Building, the condition or operation of or defects in any equipment, machinery, or utility systems located therein or the act or omission of any person or persons, except loss caused solely and directly by or due to the gross negligence or intentional misconduct of Landlord, its authorized employees or agents acting within the scope of their employment; (b) theft, mysterious disappearance or loss of any property from the Premises or Building; and (c) any interference or disturbance by third parties, including but without limitation other tenants.

        38. QUIET ENJOYMENT. Landlord hereby covenants and agrees that if Tenant shall perform all of the covenants and agreements herein stipulated to be performed on Tenant's part, subject to the provisions of Paragraph 24 hereof, Tenant shall at all times during the continuance hereof have the peaceable and quiet enjoyment and possession of the Premises, but always subject in all respects to the terms and provisions hereof, ad valorem taxes respecting the Building and restrictions, easements and other matters now or hereafter of public record.

        39. HAZARDOUS SUBSTANCES.

                (a) Tenant hereby covenants that during the term of this Lease Tenant shall not cause or permit any "Hazardous Substances" (as hereinafter defined) to be placed, held, located or disposed of in the Premises or any part thereof and neither the Premises nor any part thereof shall ever be used as a storage site (whether permanent or temporary) for any Hazardous Substances. For purposes of this Paragraph 39, "Hazardous Substances" shall mean and include those elements or compounds which are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency (EPA) or the list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, State or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including, without limitation, strict liability) or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect (collectively "Environmental Laws").

                (b) Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable & actual attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission, or release from, the Premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, State or local "Superfund" or "Superlien" laws or any other Environmental Law); provided, however, that the foregoing indemnity is limited to matters arising solely from Tenant's violation of the covenant contained in subparagraph 39 (a) above. The provisions of this Paragraph 39 shall survive any termination or other enforcement of Landlord's remedies under this Lease.

                (c) Landlord hereby covenants that during the term of this Lease Landlord shall not cause any Hazardous Substances to be placed, held, located or disposed of in the

Premises or any part thereof and Landlord shall not cause the Premises nor any part thereof to ever be used as a storage site (whether permanent or temporary) for any Hazardous Substances. Landlord hereby agrees to indemnify Tenant and hold Tenant harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Tenant by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the presence in, or the escape, leakage, spillage, discharge, emission, or release from, the Premises of any Hazardous Substance (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and Liability Act, any so-called federal, State or local "Superfund" or "Superlien" laws or any other Environmental Law) resulting solely from the actions of Landlord.

        40. FORCE MAJEURE. Notwithstanding any other provision of this Lease, when a period of time is herein prescribed for any action to be taken by Landlord, Landlord shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, laws, regulations or restrictions or any other causes of any other kind whatsoever which are beyond the reasonable control of Landlord.

        41. MISCELLANEOUS. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. If there be more than one Tenant, the obligations hereunder imposed upon Tenant shall be joint and several. This Lease grants Tenant the right to possess and enjoy the use of the Premises subject to the terms and provisions of the Lease; no estate is conveyed by this Lease and Tenant has only a usufruct not subject to levy and sale. Nothing in this Lease is deemed to make or imply that Landlord and Tenant are partners or joint venturers. Time is of the essence of this Lease and each and all of its provisions. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant. Landlord's obligations and liability with respect to this Lease shall be limited solely to Landlord's interest in the Building, as such interest is constituted from time to time, and neither Landlord nor any officer, director, shareholder nor partner of Landlord shall have any personal liability whatsoever with respect to this Lease, Tenant agreeing that any claim by Tenant or judgment of Tenant against Landlord shall be confined to and satisfied only out of, and only to the extent of, Landlord's interest in the Building. A condition precedent to Landlord's obligations under this Lease is the approval of this Lease by all lenders holding a deed to secure debt and security agreement and related loan documents affecting or imposing a lien or security title on the Building. The agreements, conditions and provisions herein contained shall, subject to the provisions as to assignment, inure to the benefit of and bind the heirs, executors, administrators, successors and assigns of the parties hereto. Tenant shall not, without the prior written consent of Landlord, record this Lease or a short-form memorandum hereof in the records of Fulton County, Georgia. Tenant shall not, without the prior written consent of Landlord, use the words "SunTrust Plaza" or the name of the Building for any purpose other than as the address of the business to be conducted by Tenant in the Premises. If any provision of this Lease shall be determined to be illegal or unenforceable, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in full force and effect. The captions, headings and table of contents contained in this Lease are for convenience only and do not in any way limit, amplify or modify the terms and provisions of this Lease. This Lease shall be a contract between Landlord and Tenant and shall be governed by and construed pursuant to the laws of the State of Georgia.

        42. EXHIBITS; ADDITIONAL PROVISIONS. The Basic Lease Information and the exhibits and addendum, if any, specified in the Basic Lease Information are attached to this Lease and by this reference made a part hereof. Additional provisions are set forth on Exhibit "E" attached hereto and by this reference made a part hereof. To the extent of any conflict between such additional provisions and the balance of this Lease, such additional provisions shall control.

        IN WITNESS WHEREOF, the parties have executed this Lease under seal as of the date first above stated.


                                       LANDLORD:

                                       SUNTRUST PLAZA ASSOCIATES, LLC,
                                       a Georgia limited liability company

                                       By: SUNTRUST BANKS, INC.,
                                           as Managing Partner

                                           By: /s/ Susan C. Gallienne
                                              ---------------------------------
                                              Title: First Vice President
                                                    ---------------------------

                                                             [SEAL]


                                       TENANT:

                                       INTERLAND, INC.,
                                       a Georgia corporation

                                       By: /s/ H.C. Covington
                                          --------------------------------------
                                          Title: Senior Vice President
                                                --------------------------------

                                                            [SEAL]

                                    EXHIBIT A

                                 SUNTRUST PLAZA

                                LEGAL DESCRIPTION

ALL THAT TRACT OR PARCEL OF LAND lying and being in the City of Atlanta in Land Lots 50 and 51 of the 14th District of Fulton County, Georgia, and being more particularly described as follows:

BEGINNING at a drill hole in concrete located at the intersection of the westerly right-of-way line of Peachtree Center Avenue (a 60-foot right-of-way) and the southeasterly right-of-way line of Peachtree Street (a 60-foot right-of-way) and running thence along said westerly right-of-way line of Peachtree Center Avenue the following courses and distances: South 00(Degree) 54' 20" West, a distance of 282.37 feet, to a nail; South 01(Degree) 53' 52" West, a distance of 10.01 feet, to an iron pin; South 00(Degree) 50' 17" West, a distance of 120.63 feet, to an iron pin; South 01(Degree) 02' 04" West, a distance of 93.88 feet, to a point; South 00(Degree) 47' 20" West, a distance of
80.56 feet, to a point located at the intersection of said westerly right-of-way line of Peachtree Center Avenue and the northerly right-of-way line of Baker Street (a 60-foot right-of-way); leaving said westerly right-of-way line of Peachtree Center Avenue and running thence along said northerly right-of-way line of Baker Street North 88(Degree) 52' 31" West, a distance of 382.27 feet, to a drill hole in concrete located at the intersection of said northerly right-of-way line of Baker Street and said southeasterly right-of-way line of Peachtree Street; thence leaving said northerly right-of-way line of Baker Street, and running thence along said southeasterly right-of-way line of Peachtree Street the following courses and distances: North 33(Degree) 32' 44" East, a distance of 99.10 feet, to a point; North 33(Degree) 30' 14" East, a distance of 115.77 feet, to a point; North 33(Degree) 21' 17" East, a distance of 83.46 feet, to a point; North 33(Degree) 17' 00" East, a distance of 20.33 feet, to a point; North 33(Degree) 42' 48" East, a distance of 40.56 feet, to a point; North 33(Degree) 20' 39" East, a distance of 61.81 feet, to a point; North 34(Degree) 52' 27" East, a distance of 278.71 feet, to a drill hole in concrete and THE POINT OF BEGINNING; said tract is more particularly shown as the tract labeled the "Building Tract" on that certain plat of Boundary Survey prepared for Citicorp Real Estate, Inc., Peachtree 400 Associates, Ltd., Peachtree 500 Associates, L.P., and Ticor Title Insurance Company of California by Planners and Engineers Collaborative, bearing the seal and certification of Robert L. White, G.R.L.S. No. 2080, dated December 8, 1986, and last revised November 22, 1989, which plat is by this reference incorporated herein for all purposes.

                                    EXHIBIT B

                                   FLOOR PLAN

                                    EXHIBIT C

                         INITIAL IMPROVEMENT OF PREMISES

        The initial improvement of the Premises Shell shall be conducted in accordance with the following provisions:

        1. DEFINITIONS. For the purposes of this Exhibit and the Lease, the following defined terms shall have the meanings ascribed thereto in this
Paragraph:

                (a) "Approved Plans and Specifications" shall mean the plans and specifications for the Tenant Improvements prepared by the Space Designer and approved by Landlord in writing. After approval, the Approved Plans and Specifications from time to time may be amended by Change Orders and the term Approved Plans and Specifications shall mean and include all Change Orders to date.

                (b) "Change Orders" shall mean any written change or modification to the Approved Plans and Specifications which has been approved by Landlord and Tenant in writing as herein specified.

                (c) "Construction Management Fee" shall mean a fee payable by Tenant to Landlord equal to $50,000.00.

                (d) "Contract Price" shall mean the amount payable to the Tenant Improvement Contractor under the Tenant Improvement Construction Contract for the installation of Tenant Improvements, which Contract Price shall be subject to adjustment from time to time as the result of Change Orders.

                (e) "Landlord's Contribution" shall mean, and Landlord agrees to contribute towards payment of the Total Cost, the amount specified in the Basic Lease Information as the "Landlord's Contribution" times the number of square feet of Rentable Area in the Premises, except that Landlord's Contribution shall in no event exceed the Total Cost.

                (f) "Premises Shell" shall mean the base shell of the Building contained within the Premises prior to installation of any Tenant Improvements, which Premises shall be finished to the state set forth on Exhibit C-1 attached to this Lease and made a part hereof.

                (g) "Space Designer" shall mean the design firm, architects and engineers employed by Tenant to prepare the plans and specifications for the Tenant Improvements. Tenant's selection of the Space Designer shall be subject to the prior written approval of Landlord.

                (h) "Tenant's Contribution" shall mean and include all of the Total Cost in excess of the Landlord's Contribution.

                (i) "Tenant Improvements" shall mean all improvements made to the Premises Shell pursuant to the Tenant Improvement Construction Contract and in accordance with Approved Plans and Specifications.

                (j) "Tenant Improvement Construction Contract" shall mean the written agreement between Landlord and Tenant Improvement Contractor, pursuant to which Tenant Improvement Contractor shall act as a general contractor and supervise and direct installation of the Tenant Improvements in accordance with the Approved Plans and Specifications.

                (k) "Tenant Improvement Contractor" shall mean the general contractor employed by Landlord to construct the Tenant Improvements.

                (l) "Total Cost" shall mean the total cost of improving the Premises Shell, both hard and soft costs, including without limitation design fees and expenses, the Contract Price (as same may be adjusted by Change Orders), the Construction Management Fee, keying, signage, final clean-up and any building lift charges.

        2. PLANNING AND COSTING.

                (a) Determination of Plans and Specifications. Tenant shall cause the Space Designer to submit to Landlord final approved plans and specifications for the Tenant Improvements for the initial 21,186 square feet of the Premises no later than May 12, 2000 , and for the remaining portion of the Premises no later than June 6, 2000, which plans and specifications shall include complete, finished and detailed architectural working drawings and specifications and mechanical, electrical and plumbing engineering and other working drawings and specifications in sufficient detail to enable the Tenant Improvement Contractor to complete the Tenant Improvements. Tenant, and not Landlord, shall be responsible for assuring that each and every aspect of the plans and specifications comply and conform with all applicable governmental laws, codes and regulations, and the approval by Landlord or such plans and specifications shall not be deemed Landlord's confirmation or agreement that same so comply or conform with such laws, codes or regulations. At such time as Landlord deems appropriate following their preliminary approval by Landlord, the plans and specifications shall be submitted to the tenant improvement general contractor selected by Landlord and Tenant for a proposed Contract Price. Upon written approval of such proposed Contract Price and tenant improvement contractor by both Landlord and Tenant, the proposed Contract Price shall be deemed to be the Contract Price and the preliminary plans and specifications shall be deemed to be the Approved Plans and Specifications. In the event the proposed Contract Price is unacceptable, the preliminary plans and specifications shall be revised or a different Tenant Improvement Contractor shall be designated, as Landlord and Tenant shall determine by mutual agreement. Landlord and Tenant agree that time is of the essence in arriving at Approved Plans and

Specifications and a Contract Price.

                (b) Contracting. Upon determination of acceptable Approved Plans and Specifications and Contract Price, Landlord and Tenant Improvement Contractor shall enter into the Tenant Improvement Construction Contract and Landlord shall make the Premises available for installation of the Tenant Improvements no later than May 12, 2000.

                (c) Change Orders. All Change Orders to the Approved Plans and Specifications shall be approved in writing by both Landlord and Tenant. Prior to such approval, a proposed Change Order must be submitted to the Space Designer for review and revision of the Approved Plans and Specifications, if necessary, and must be submitted to the Tenant Improvement Contractor for a quotation of the cost of the proposed Change Order. Upon such approval of a proposed Change Order, the Approved Plans and Specifications shall be deemed revised to incorporate the Change Order, the Tenant Improvement Construction Contract shall be deemed amended to incorporate the Change Order, and the Contract Price shall be deemed adjusted to reflect the cost of the Change Order.

                (d) Tenant's Access. Landlord shall provide Tenant and its representatives access to all contracts, books and records and other documents related to the completion of the Tenant Improvements.

        3. COMPLETION OF IMPROVEMENTS AND RENTAL COMMENCEMENT DATE.

        Subject to any "punch list" items, occupancy of the Premises by Tenant shall be deemed acceptance of the Premises, including without limitation the Premises Shell and the Tenant Improvements. If Landlord or the Tenant Improvement Contractor shall be delayed in substantially completing the Tenant Improvements as a result of any delay or delays attributable to Tenant or Space Designer, notwithstanding any other provision of this Lease, the commencement of Rental shall be accelerated by the number of days attributable to such delay or delays. Delays attributable to Tenant or Space Designer shall include, without limitation, the following:

                (a) Tenant's or Space Designer's failure to submit plans and specifications or revisions thereof on or before the respective dates referred to in Paragraph 2 of this Exhibit.

                (b) Tenant's failure to approve the proposed Contract Price within three (3) days after it is submitted;

                (c) Tenant's or Space Designer's Change Orders;

                (d) Tenant's or Space Designer's request for materials, finishes or installations that are unique or not readily available (as Landlord shall reasonably determine within seven (7) business days after Landlord receives the plans identifying such materials, finishes or installations) upon the recommendations of either the Tenant Improvement Contractor or the Space Designer);

                (e) Tenant's failure to make, or delay in making, the payments set forth in Paragraph 4 of this Exhibit; and

                (f) Interference by Tenant or its employees, agents representatives, contractors, subcontractors or suppliers with any work being conducted by Landlord or the Tenant Improvement Contractor or its subcontractors.

        4. PAYMENT OF TOTAL COST.

        Periodically (usually on a monthly basis but not necessarily) after commencement of construction of the Tenant Improvements, Landlord shall submit to Tenant a billing for that portion of the Total Cost payable to the date of such billing, which billing shall be based, in part, on the most current draw request submitted by Tenant Improvement Contractor. Each billing shall include a pro rata portion of the Construction Management Fee. There shall be a credit against Tenant's obligation under each billing for Landlord's Contribution which credit shall be the product of (a) the quotient of Landlord's Contribution divided by the Total Cost, times (b) the amount of the billing in question. Tenant's failure to promptly pay any such billing within thirty (30) days after the receipt of such billing shall be deemed authorization for Landlord to instruct Tenant Improvement Contractor to stop work under the Tenant Improvement Construction Contract until such payment is made, together with any accrued interest and late fees attributable thereto. Tenant's Contribution shall be deemed Rental under this Lease. In the event the Landlord's Contribution exceeds the Total Cost, as of the Commencement Date such excess shall be applied as a credit against Base Rental next coming due and payable.

        5. WORK BY TENANT.

        All work not within the scope of the normal construction trades employed in the Building, such as the furnishing and installing of draperies other than Building standard window covering, furniture, telephone equipment and wiring, and office equipment, shall be furnished and installed by Tenant's contractors or at Tenant's expense. Tenant shall adopt a schedule in conformance with the schedule of the Tenant Improvement Contractor and conduct its work in such a manner as to maintain harmonious labor relations and as not to interfere unreasonably with or delay the work of the Tenant Improvement Contractor. Tenant's contractors, subcontractors and labor shall be acceptable to and approved by Landlord in writing and shall be subject to the administrative supervision of the Tenant Improvement Contractor. Contractors and subcontractors engaged by Tenant shall employ persons and means to insure so far as may be possible that the progress of work will not be stopped due to interruption on account of strikes, work stoppage or similar causes for delay. Tenant shall cause all of Tenant's contractors and subcontractors to maintain liability insurance in a minimum amount of $100,000 each occurrence, $300,000 aggregate, plus necessary workman's compensation coverage, and to furnish Landlord certificates of insurance therefor. No work shall commence until these certificates are delivered to Landlord. The insurer must agree to notify Landlord ten (10) days prior to change or cancellation of such insurance. All acts of any Tenant's contractor, subcontractor or supplier are the responsibility of Tenant and any damage of any nature caused by Tenant or its contractors, subcontractors or suppliers will be governed by Tenant's indemnity obligations and agreements contained in this Lease. Tenant shall provide Landlord with written waivers of lien executed by any contractors, subcontractors and suppliers of Tenant regarding all work and supplies as required for the authorized scope of work. In event a waiver is not obtained Tenant will furnish Landlord a bond dissolving any lien upon demand by Landlord. Within a reasonable period of time following the commencement of construction of Tenant Improvements, Landlord shall give access and entry to the Premises to Tenant and its contractors and subcontractors and reasonable opportunity and time and reasonable use of facilities to enable Tenant to adapt the Premises for Tenant's use; provided, however, that if such entry is prior to Commencement Date such entry shall be subject to all of the terms and conditions of the Lease except the payment of Rental.

        6. WINDOW COVERINGS.

        Tenant shall be required to use Building standard window coverings on all windows of the Premises as part of the Tenant Improvements.

                                   EXHIBIT C-1

                      DEFINITION OF SHELL & CORE CONDITION

Base building has been built by Landlord in the following shell condition:

I.      BUILDING SHELL & CORE:

        A.     Drinking Fountain

               Four drinking fountains per floor.

        B.      Lavatories

                1. Ladies' and men's rooms finished with ceramic tile floors and walls, sheetrock ceilings, granite vanities, fixtures and trim.

                2. Accessories: Mirrors, soap dispenser, sanitary napkin vendor, sanitary napkin disposal, toilet tissue dispenser, towel dispenser, waste receptacle and seat cover dispenser.

        C.      Telephone

                Four telephone closets on each floor with a 4' x 8' plywood back board. Conduits in risers pulled with house cable and fiber optic cable throughout the building.

        D.      Electrical

                Four electrical closets per floor, complete with service and distribution panel boards and transformers providing 208/120v to meet Tenant's anticipated connected load usage of 6.25 watts per useable square foot for lighting and power.

        E.      Core

                1. Painted hollow metal or stained wood doors including doors for mechanical, electrical, telephone, janitor's rooms and stairwells.

                2. Sound attenuation consistent around mechanical and toilet rooms to provide a minimum level of STC37.

                3.      Exit signs at core as required by code.

                4. All pipe sleeves and beams penetrating core walls to be packed tight.

                5. Locking devices and closers for all exit, stairwell and electrical/telephone doors.

        F.      Structural

                1. The structural requirements of the Premises shall be as provided in Exhibit G.

                2. Concrete floors finished per ACI specification to a tolerance of 1/4 inch in any 10 feet, and ready to receive improvements and floor covering.

        G.      Floor Lobbies

                Freight elevator doors and frames primed and painted. Passenger elevator frames are clad in granite and doors are stainless steel with etched pattern.

        H.      Ceiling Height

                Space clear of all pipes, ductwork, etc. for nominal, minimum ceiling height of 9'6" AFF (above finished concrete floor), and capable of accommodating a standard lighting fixture at most locations.

        I.      Fire and Life Safety

                1. All requirements in accordance with the applicable provisions of the National Fire Protection Association, current edition as adopted by the City.

                2. Sprinkler system for temporary protection, consisting of mains, laterals, heads based on an open area layout installed according to the Code. Additional sprinkler heads may be required by Code based upon Tenant's layout.

                3. A fire protection alarm and communication system (including speakers) for an open floor plan in compliance with applicable codes, which shall include facilities for Tenant's installation of additional speakers if required by Tenant's layout throughout the floor.

        J.      Plumbing

                1. Access at the core for domestic cold water, drainage and vent systems.

                2. Landlord's plumbing system has the capacity to supply at Tenant's expense cold water for Tenant's special installation including separate sinks, separate lavatories, private showers, executive kitchen, cafeteria and athletic facilities, if any, dependent on their location in the building and electrical/HVAC demand.

        K.      Window Covering

                Landlord shall furnish and install all blinds for all windows in the Premises.

        L.      Elevators

                All elevators, including two dedicated freight elevators, installed and functioning properly with cabs finished per specifications.

        M.      Ceiling System

                Building standard grid system similar to Donn Fine-Line.

II.     TENANT IMPROVEMENTS INCLUDED AS PART OF BASE BUILDING:

        A.      Ceiling System

                The installation of a 2 ft. x 2 ft. modular ceiling grid system similar to a Donn Fine-line. Tenant may remove the ceiling grid system.

        B.      HVAC System

                The installation includes all primary duct from the fan room on each floor to both the interior and exterior zones. There are typically eight (8) interior zones, which include the variable air volume (VAV) boxes. There are typically twelve (12) exterior zones which include the powered inductor units (PIU), secondary duct distribution and installation of diffusers.

        C.      Plumbing Provisions

                Each floor is provided with four (4) locations around the core where waste and vent risers are available at the janitor closets and toilet rooms. The sprinkler system is a complete system including the final hook-up of the sprinkler heads based on an open plan grid as required by governing codes.

        D.      Electrical/Telephone Provisions

                Electrical circuits for power and lighting will terminate in junction boxes strategically located throughout the Tenant spaces. The boxes are installed above the ceiling grid with home runs back to panels in the electrical rooms. Empty conduit for telephone runs to various locations in the Tenant spaces is provided.

III.    TENANT IMPROVEMENTS TO BE PROVIDED AS PART OF THE TENANT ALLOWANCE

        A.      Ceiling System

                Purchase and installation of 2 ft. x 2 ft. acoustical ceiling panels.

        B.      HVAC System

                For the interior zones, the installation of the distribution system downstream of the VAV boxes will be required, which will include purchase and installation of duct-work diffusers, return air grills and mounting of thermostats. For the exterior zones, the purchase and installation of the return air grills and mounting of the thermostats will be required.

        C.      Plumbing System

                All cost of Tenant plumbing from points of connections provided in the core area. Relocation and addition of sprinkler heads due to Tenant space layout shall be part of the interior finish allowance.

        D.      Electrical System

                Power and lighting distribution from the junction boxes located above the ceiling grid shall be part of the Tenant Allowance. This includes purchase and installation of lighting fixtures.

                                    EXHIBIT D

                              RULES AND REGULATIONS

        1. The sidewalks, halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways of the Building shall not be obstructed by any of the tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, shopping malls, elevators, escalators and stairways are not for the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. No tenant and no employee or invitee or any tenant shall go upon the roof of the Building except such roof or portion thereof as may be contiguous to the Premises of a particular tenant and may be designated in writing by Landlord as a roof deck or roof garden area.

        2. No sign, placard, picture, name, advertisement or notice visible from the exterior of any tenant's premises shall be inscribed, painted, affixed or otherwise displayed by any tenant on any part of the Building without the prior written consent of Landlord. Landlord will adopt and furnish to Tenant general guidelines relating to signs inside the Building on the office floors. Tenant agrees to conform to such guidelines, but may request approval of Landlord for modifications, which approval will not be unreasonably withheld. All approved signs or lettering on doors shall be printed, painted, affixed or inscribed at the expense of the Tenant by a person approved by Landlord, which approval will not be unreasonably withheld. Material visible from outside the Building will not be permitted.

        3. The Premises shall not be used for the storage of merchandise held for sale to the general public or for lodging. No cooking or related activities shall be done or permitted by the Tenant on the Premises, except that use by the Tenant of Underwriters' Laboratory approved equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted, provided that such use is in accordance with all applicable federal, state, county and city laws, codes, ordinances, rules and regulations.

        4. No tenant shall employ any person or persons other than the cleaning service company or companies retained by the Landlord for the purpose of cleaning its premises, unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No Tenant shall cause any unnecessary labor by reason of such Tenant's carelessness or indifference in the preservation of good order and cleanliness. Cleaning service will not be furnished on nights when rooms are occupied after 9:30 p.m. unless, by agreement in writing, service is extended to a later hour for specifically designated rooms.

        5. Landlord will furnish each tenant free of charge with two keys to each door lock in its premises. Landlord may make a reasonable charge for any additional keys. No tenant shall have any keys made. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord and tenant shall in each such case furnish Landlord with a key for any such lock. Each tenant, upon the termination of its tenancy, shall deliver to Landlord all keys to doors in the Building which shall have been furnished to such tenant.

        6. The freight elevator shall be available for use by all tenants in the Building, subject to such reasonable scheduling as Landlord in its discretion shall deem appropriate. The persons employed to move such equipment in or out of the Building must be acceptable to Landlord. Landlord shall have the right to prescribe the weight, size and position of all equipment, materials, furniture or other property brought into the Building. Heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight. Landlord will not be responsible for loss of or damage to any such property from any cause and all damage done to the Building by moving or maintaining such property shall be repaired at the expense of Tenant.

        7. No tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or any other material other than limited quantities thereof reasonably necessary for the operation or maintenance of office equipment, or, without Landlord's prior written approval, use any method of heating or air conditioning other than that supplied by Landlord. No tenant shall use or keep or permit to be used or kept any foul or noxious gas or substance in its premises, or permit or suffer its premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors or vibrations, or interfere in any way with other tenants or those having business therein.

        8. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and street address of the Building.

        9. Landlord reserves the right to exclude from the Building between the hours of 6:00 p.m. and 7:00 a.m. and at all hours on Saturdays, Sundays and legal holidays all persons who do not sign in and out on a register in the lobby of the Building showing the name of the person, the premises visited and the time of arrival and departure and comply with any and all other security procedures as Landlord may establish from time to time. All such persons entering or leaving the Building during such times may be expected to be questioned by the Building security personnel as to their business in the Building. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person. In the case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in the Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

        10. The directory of the Building will be provided for the display of the name and location of the tenants and a reasonable number of the principal officers and employees of Tenants, and Landlord reserves the right to exclude any other names therefrom. Any additional name which Tenant shall desire to place upon said directory must first be approved by Landlord, and, if so approved, a charge will be made therefor.

        11. No curtains, draperies, blinds, shutters, shades, film screens or other coverings, hanging or decorations shall be attached to, hung or placed in, or used in connection with any window of the Building without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, such items shall be installed on the office side of Landlord's standard window covering and shall in no way be visible from the exterior of the Building.

        12. No tenant shall obtain for use in its premises, ice, drinking water, food, beverage, towel or other similar services, except at such reasonable hours and under such reasonable regulations as may be fixed by Landlord.

        13. Each tenant shall see that the doors of its premises are closed and locked and that all water faucets, water apparatus and utilities are shut or turned off before such tenant or such tenant's employees leave its premises, so as to prevent waste or damage, and Tenant shall be responsible for any default or carelessness in this regard and shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors, all tenants shall keep the doors to the Building corridors closed at all times except for ingress and egress.

        14. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed, no foreign substance of any kind whatsoever shall be thrown therein and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

        15. Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale at retail, of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise to the general public in its premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting, word processing or any similar business in or from its premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for manufacturing of any kind, or any business or activity other than that specifically provided for in such tenant's lease.

        16. No tenant shall install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building.

        17. There shall not be used in any space, or in the public halls of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards or such other material handling equipment as Landlord may approve. No other vehicles of any kind shall be brought by any tenant into the Building or kept in or about its premises.

        18. No pets or other animals of any kind (except Seeing Eye Dogs) shall be brought by any tenant into the Building, or kept or permitted by any tenant to be kept in or about its premises.

        19. Each tenant shall store all its trash and garbage within its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of Atlanta without being in violation of any law or ordinance governing such disposal. All garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

        20. Canvassing, peddling, soliciting, and distribution of handbills or any other written materials in the Building are prohibited, and each tenant shall cooperate to prevent the same.

        21. The requirements of the tenants will be attended to only upon application by telephone or in person at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord.

        22. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

        23. These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of any premises in the Building.

        24. Landlord reserves the right to make such other rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.

                                    Exhibit E

                              ADDITIONAL PROVISIONS

        1. RIGHT TO EXTEND. Tenant shall have the option to extend the initial term of this Lease and the Expiration Date for the Premises, as the Premises may have been expanded by written agreement, for an additional period of five (5) years from the expiration of the initial Term (said option being herein referred to as the "First Extension Option" and said five year period being herein referred to as the "First Extension Period"), and for a second consecutive period of five (5) years from the expiration of the First Extension Period (said option being hereinafter referred to as the "Second Extension Option" and said five year period being herein referred to as the "Second Extension Period"), on the terms and conditions set forth below:

                (a) Tenant must give Landlord written notice of its exercise of the First Extension Option on or before one year prior to the expiration of the initial Term, and of the Second Extension Option on or before one year prior to the expiration of the First Extension Period. If Tenant fails to exercise either Extension Option prior to the applicable date, Tenant's right to so extend this Lease and such Extension Option (and all then remaining Extension Options) shall thereafter be null and void and of no further force or effect.

                (b) In the event that an Event of Default shall exist as of the time of exercise of any Extension Option or as of the date of the commencement of any Extension Period, the Extension Option and Tenant's right to extend this Lease shall be rendered null and void and of no further force or effect.

                (c) The terms and conditions of this Lease, as it may have been amended from time to time, shall prevail during the term of the applicable Extension Period except that Base Rental for the Premises (including all space which has become a part of the Premises) shall be adjusted at the commencement of the applicable Extension Period to the then "Prevailing Market Rate" (as hereinafter defined). The "Prevailing Market Rate" shall be determined by Landlord and Tenant by mutual agreement, and, if Landlord and Tenant cannot agree, the Prevailing Market Rate shall be established in the manner specified in the balance of this subparagraph. Unless Landlord and Tenant have agreed upon the Prevailing Market Rate for the applicable Extension Period within thirty
(30) days after the receipt of Tenant's exercise of the Extension Option, Landlord shall advise Tenant of its determination of what the Prevailing Market Rate, per square foot of Rentable Area, should be for such Extension Period ("Landlord's Final Rate"). Within twenty (20) days after receipt of Landlord's Final Rate, Tenant shall advise Landlord, in writing, as to whether or not Tenant accepts or rejects Landlord's Final Rate. Failure to accept or reject within said twenty day period shall be deemed acceptance thereof. If Tenant rejects Landlord's Final Rate, Tenant shall specify in such rejection notice Tenant's determination of what the Prevailing Market Rate, per square foot of Rentable Area, should be for such Extension Period ("Tenant's Final Rate"), and the Prevailing Market Rate, applying the definition in subparagraph (d) below, for the Extension Period shall then be determined by arbitration in accordance with the provisions of Paragraph 2 below. If the arbitrator has not determined the Prevailing Market Rate prior to the commencement of the Extension Period, Tenant shall continue to pay the Base Rental rates in effect pursuant to this Lease for the last month of the then expiring term and, within thirty (30) days following the arbitrator's decision, any overpayment or underpayment based on such previous rates shall be paid by Tenant or Landlord to the other, as appropriate.

                (d) The term "Prevailing Market Rate" shall mean the then prevailing market rate for base rental for leases comparable to this Lease for space comparable to the Premises in office buildings comparable to the Building (including the Building) located in the downtown business district of Atlanta, Georgia. Such rental shall be the net rental that would be agreed to by a landlord and tenant, each of whom is willing, but neither of whom is compelled, to enter into the lease transaction. The Prevailing Market Rate shall be determined on the assumption that the payment by tenant of the expenses and charges incurred by the landlord for maintenance and operation (including utilities) shall be as provided in this Lease. In determining Prevailing Market Rate, appropriate consideration shall be given to the length of lease term, the size of the premises being considered, use, definition of rentable area, quality, age and location of applicable buildings, the quality and creditworthiness of the tenant, the extent to which any inducements to which Landlord, at its option, may agree to grant Tenant in connection with the exercise of the Extension Option is more or less than the inducements (including rent credits, tenant improvement allowance, moving allowance and similar inducements) which would be given to a comparable new tenant in a comparable building with respect to the entire Premises for space which has been previously improved, and other relevant economic considerations.

        2. ARBITRATION.

                (a) If Landlord and Tenant have been unable to agree upon the Prevailing Market Rate pursuant to Paragraph 1 of this Exhibit, the arbitration procedure shall commence when either party submits the matter to arbitration. No later than ten (10) days after the arbitration procedure has commenced, each party shall appoint an arbitrator and notify the other party of such appointment by identifying the appointee. If either party fails to appoint an arbitrator and such failure shall continue for five (5) days following written notice of such failure from the other party hereto, the other appointed arbitrator shall alone determine the Prevailing Market Rate in accordance with the terms of this Paragraph 2. Each party hereto agrees to select as its respective appointee a licensed real estate broker or MAI appraiser who is an individual having no less than ten (10) years experience with respect to office building ownership, management and marketing in downtown Atlanta and is familiar with the Building, which person shall not have been employed or retained during the last three (3) years as a consultant or otherwise by the party selecting such person. Neither party may consult directly or indirectly with any arbitrator regarding the Prevailing Market Rate prior to appointment, or after appointment, outside the presence of the other party. The arbitration shall be conducted in Atlanta, Georgia, under the provisions of the commercial arbitration rules of the American Arbitration Association.

                (b) No later than twenty (20) days after both arbitrators are appointed, each party shall separately, but simultaneously, submit in a sealed envelope to each arbitrator its suggested Prevailing Market Rate of Base Rental and shall provide a copy of such submission to the other party. The two selected arbitrators, after reviewing such submissions, shall determine whether Landlord's or Tenant's estimate of the Prevailing Market Rate is closer to the actual Prevailing Market Rate for the Premises. If both arbitrators agree that one of said declared estimates is closer to the actual Prevailing Market Rate, they shall declare that estimate to be the Prevailing Market Rate, and their decision shall be final and binding upon the parties.

                (c) If the two selected arbitrators are unable to agree on the Prevailing Market Rate within thirty (30) days after receipt of Landlord's and Tenant's submitted estimates, then the arbitrators shall so inform the parties. Unless the parties shall both otherwise then direct, said arbitrators shall select a third arbitrator no later than ten (10) days after the expiration of said thirty (30) day period. If no arbitrator is selected within such ten (10) day period, either party may immediately petition a court with appropriate jurisdiction to appoint such third arbitrator. The third arbitrator shall have the qualifications and restrictions set forth in subparagraph 2(a) above, and shall conduct an arbitration pursuant to the commercial arbitration rules of the American Arbitration Association. The third arbitrator's decision shall be final and binding as to whether Landlord's or Tenant's estimate is closer to the actual Prevailing Market Rate. Such third arbitrator shall make a decision no later than thirty (30) days after appointment.

                (d) Each party shall be responsible for the costs, charges and/or fees of its respective appointee, and the parties shall share equally in the costs, charges and/or fees of the third arbitrator. The decision of the arbitrator(s) may be entered in any court having jurisdiction thereof.

        3. RIGHT TO EXPAND.

                Provided that, at the time of the exercise of each option and at the commencement of the term of any Option Space, this Lease is in effect and there is no outstanding Event of Default under this Lease and subject to and in accordance with the terms and provisions of this Paragraph 3, Tenant shall have the option (the "Option Rights") to expand the Premises into the space (collectively, the "Option Space") and pursuant to the time schedule described as follows:

                (a) Data Center. Landlord hereby grants to Tenant an option to lease 60,000 square feet of Rentable Area on the 4th Floor of the Building, as more particularly shown on Exhibit B to the Lease (hereinafter referred to as the "Data Center" ), which option shall be exercisable only by Tenant delivering to Landlord written notice of Tenant's election to exercise this option, which notice must be given prior to six (6) months after the Commencement Date.

                (b) Fifth Floor. Landlord hereby grants to Tenant an option to lease up to an additional 64,000 square feet of Rentable Area on the 5th Floor of the Building, contiguous to the

Premises as more particularly shown on Exhibit B to the Lease (hereinafter referred to as the "Fifth Floor Expansion Area"), which option shall be exercisable only by Tenant delivering to Landlord written notice of Tenant's election to exercise this option, which notice must be given prior to six (6) months after the Commencement Date.

                (c) In the event Tenant has not notified Landlord of its intent to exercise any of such options on or before the date specified for the exercise of such option, Tenant shall be deemed to have waived such option and this Paragraph 3 shall be of no further force or effect whatsoever with respect to such option. In the event Tenant exercises an option in accordance with the terms of this Paragraph 3, such Option Space shall become part of the Premises in accordance with the following:

                (i) The annual Base Rental for each increment of Option Space shall be at the same Base Rental rate per square foot of Rentable Area thereof as is then, and from time to time thereafter, applicable to the Premises pursuant to this Lease. Tenant's Percentage Share shall be increased to reflect the additional Rentable Area being leased by Tenant.

                (ii) The expiration date of the lease term for all of the Option Space shall be the same as for the Premises, as same may have been or be extended by any Extension Option.

                (iii) Any and all construction of any tenant improvements in each increment of Option Space shall be substantially in accordance with the procedures set forth in Exhibit C of this Lease, except that Landlord shall not be entitled to a Construction Management Fee in connection with same. Landlord's Contribution and Design Fee Allowance shall be in the amounts per square foot of Rentable Area as provided for the Premises.

                (iv) Tenant shall cause the Space Designer to submit proposed plans and specifications for the Option Space to be leased by Tenant within thirty (30) days following the exercise by Tenant of the Option Right. The approval, bidding, rebidding and contracting procedure shall remain the same as Paragraph 2 of Exhibit C.

                (v) The commencement date of the term of each increment of Option Space and the date upon which Base Rental, Tenant's payment of Operating Expenses and other charges due under this Lease shall begin to accrue shall be fifteen (15) days after the Delivery Date for such Option Space.

                (vi) The Security Deposit shall be increased for each increment of Option Space as provided in Paragraph 31 of the Lease.

                (vii) With respect to the Data Center, Landlord shall not provide janitorial or electrical service. Tenant shall contract directly with the utility provider for electrical service for the Data Center and shall be responsible for all expenses associated therewith. The Additional Rental for the Data Center shall be $5.27 per square foot per year of Rentable Area through the end of December, 2000, and thereafter the Additional Rental shall include for the janitorial and electrical expense items only an amount equal to (A) the janitorial and electrical expense per square foot of Rentable Area of the Building, multiplied by
        (B) .178.

                (viii) All of the provisions of Exhibit G to the Lease shall be effective upon the effective exercise of the Option Rights for the Data Center.

        4. [INTENTIONALLY DELETED]

        5. FIRST RIGHT OF REFUSAL.

                (a) Provided that this Lease is then in effect and Tenant is not in default under this Lease, prior to the sixth (6th) anniversary of the Commencement Date, Tenant shall have a continuing first right of refusal (the "Refusal Right"), in accordance with and subject to the terms and conditions set forth in the following provisions of this Paragraph 5, with respect to the following portions of the Building (collectively, the "Refusal Space"): (i) the Data Center, (ii) that portion of the fourth (4th) Floor of the Building which is not part of the Data Center, and (iii) the Fifth Floor Expansion Area.

                (b) Following the commencement of bona fide negotiations (as determined in Landlord's reasonable judgment) with a third party for the lease of any space constituting a portion of the Refusal Space during the time that the Refusal Right is effective, Landlord shall so notify Tenant in writing and Tenant shall have ten (10) days from the date of receipt of said notice from Landlord to notify Landlord in writing that, pursuant to this Paragraph 5, it elects to lease the space which is the subject of such negotiations. Tenant shall have no right to exercise a Refusal Right with respect to less than the amount of Refusal Space indicated in the preceding sentence. If Tenant does not respond in writing within the stated ten (10) day period, Tenant shall be deemed to have declined to lease the space at issue pursuant to this Paragraph 5, and, in such event or if Tenant notifies Landlord in writing within such stated period that it declines the space, Landlord shall have the unencumbered right to lease said space to such third party and Tenant shall have no Refusal Right or Option Rights with respect to such space. If Tenant accepts the space in writing within the stated period, Tenant shall lease said space on the terms and conditions set forth in Paragraph 5(c) of this Exhibit.

                (c) All Refusal Space into which Tenant elects to expand pursuant to this Paragraph 5 shall be deemed a part of the Premises and, except as otherwise set forth to the contrary in this Paragraph (c), shall be governed by the terms and provisions of the Lease.

                (i) Notwithstanding any other provision of this Lease, the annual Base Rental for each increment of Refusal Space shall be at the same Base Rental rate per square foot of Rentable Area thereof as is then, and from time to time thereafter, applicable to the Premises pursuant to this Lease. Tenant's Percentage Share shall be increased to reflect the additional Rentable Area being leased by Tenant.

                (ii) The expiration date of the lease term for all of the Refusal Space shall be the same as for the Premises, as same may have been or be extended by any Extension Option.

                (iii) Any and all construction of any tenant improvements in each increment of Refusal Space shall be substantially in accordance with the procedures set forth in Exhibit C of this Lease, and Landlord shall be entitled to a Construction Management Fee in connection with same after the first 180,000 square feet of Rentable Area in the Premises have been constructed, in an amount equal to $.28 per square foot of Rentable Area thereof. Notwithstanding the foregoing, (A) Landlord's Contribution shall be an amount equal to $28.00 per square feet of Rentable Area and the Design Fee Allowance (as provided in Paragraph 4 of this Exhibit) shall be $2.00 per square foot of Rentable Area, in each case multiplied by a fraction (I) having a numerator equal to the number of complete months remaining in the initial term of the Lease after the date Tenant commences paying rent for such Refusal Space, and (II) having a denominator of 120; and (B) the schedule for submission and agreement to plans and specifications and Contract Price shall be governed by subparagraph 5(c)(iv). In the event the total cost of said Tenant Improvements exceeds Landlord's Contribution, said excess shall be borne solely by Tenant. Any portion of the Landlord's Contribution which is not used for Tenant Improvements shall be credited to the Base Rental next coming due and payable on and after the commencement of the term for such Refusal Space.

                (iv) Tenant shall cause the Space Designer to submit proposed plans and specifications for the Refusal Space to be leased by Tenant within thirty (30) days following the exercise by Tenant of the Refusal Right. The approval, bidding, rebidding and contracting procedure shall remain the same as Paragraph 2 of Exhibit C.

                (v) The commencement date of the term of each increment of Refusal Space and the date upon which Base Rental, Tenant's payment of Operating Expenses and other charges due under this Lease shall begin to accrue shall be fifteen (15) days after the Delivery Date for such Refusal Space.

                (vi) With respect to the Data Center and Fifth Floor Expansion Area, the provisions of Paragraph 3(c)(vi)-(viii) of this Exhibit E shall apply. The Security Deposit shall be increased for any portion of the Refusal Space other than the Data Center and Fifth Floor Expansion Area as provided in Paragraph 31 of the Lease.

        6. DESIGN FEE ALLOWANCE. Landlord shall provide Tenant with an allowance for the expense of employing a Space Designer to prepare the plans and specifications for the Tenant Improvements (the "Design Fee Allowance"), in an amount equal to $2.00 times the number of square feet of Rentable Area in the Premises. Such amount shall be paid within thirty (30) days following receipt of paid invoices from Tenant therefor (but in no event shall such reimbursement be payable prior to the occupancy by Tenant of the Premises for the purpose of conducting business therein). In the event the cost of the Space Designer is less than the Design Fee Allowance, the unused amount shall be added to the Landlord?s Contribution. In the event the cost of the Space Designer is more than the Design Fee Allowance, Tenant shall be responsible for such excess cost, and Landlord shall have no obligation whatever with respect thereto, except that Tenant may apply a portion of the Landlord's Contribution towards such excess cost.

        7. PARKING.

        Pursuant to the terms and conditions set forth in this Paragraph 7, Landlord shall make available to Tenant throughout the term of this Lease one
(1) non-reserved parking space per 650 square feet of Rentable Area of the Premises (as same may be expanded or reduced from time to time) in the parking garage located at the northeast corner of Peachtree Center Avenue and Baker Street (the "Garage"). By written notice to Landlord, Tenant may exchange some of such allocated non-reserved parking spaces for reserved parking spaces in a number not to exceed one (1) reserved parking space per 2,500 square feet of Rentable Area of the Premises (as the same may be expanded or reduced from time to time) and in such location within the Garage as may be determined by Landlord. Any parking spaces used by Tenant for generator fuel tanks as provided in Exhibit G hereto shall be deemed reserved parking spaces. The monthly rental rate for each such parking space shall be at the then prevailing rates being charged by Landlord or its parking contractor for, respectively, non-reserved and reserved parking spaces in the Garage, as said prevailing rates shall be adjusted from time to time by Landlord or its parking contractor, at their discretion. For each such space which Tenant elects to use by written notice to Landlord, Tenant shall pay such monthly rentals to Landlord or its parking contractor (as Landlord may designate to Tenant from time to time), in advance, on or before the first (1st) day of each calendar month throughout the term of this Lease, and Tenant and the users of such spaces shall abide by and comply with any and all rules and regulations promulgated by Landlord or its parking contractor with respect to the Garage.

        8. BROKERAGE.

                a. Except for The Staubach Company-Southeast, Inc. ("Staubach"), Tenant represents and warrants to Landlord that no broker, agent, commission salesman or other person has represented Tenant in the negotiations for the procurement of this Lease and of the Premises, and that no commissions, fees or compensation of any kind are due and payable in connection herewith to any broker, agent, commission salesman or other person acting for or on behalf of Tenant. Tenant agrees to indemnify and hold Landlord harmless from all loss, cost and damage (including reasonable attorneys' fees and court costs) suffered or incurred by Landlord as a result of a breach by Tenant of the representation and warranty contained in the immediately preceding sentence or as a result of Tenant's failure to pay commissions, fees or compensation due to any broker who represented Tenant, whether or not disclosed; provided, however, that Landlord shall be responsible for the payment of a commission to Staubach in the amounts set forth in a separate agreement between Landlord and Staubach and Tenant shall not be obligated to indemnify or hold Landlord harmless for Landlord's failure to pay such commission. It is understood and agreed by Landlord and Tenant that Staubach has represented Tenant, and not Landlord, with respect to this Lease.

                b. Landlord represents and warrants that it has been represented in the negotiation of this Lease by Portman Management Company, that no other broker, agent or commissioned salesperson has represented Landlord in connection with this transaction, and that Portman Management Company shall be compensated by Landlord for its services in connection with this transaction. Landlord agrees to indemnify and hold Tenant harmless from and against any and all loss, cost and damage (including reasonable attorneys' fees and court costs) suffered or incurred by Tenant as a result of a breach by Landlord of the representation and warranty contained in the immediately preceding sentence or as a result of Landlord's failure to pay commissions, fees or compensation due to any broker who represented Landlord, whether or not disclosed.

        9. ADA COMPLIANCE. Landlord shall be responsible, at its sole cost and expense, for causing the common areas of the Building to be in compliance with Title III of the Americans with Disabilities Act of 1990, as amended as of the date of this Lease.

        10. BUILDING SIGNAGE. During the term of the Lease, Landlord shall provide to Tenant rights to place signage upon the building equivalent to those granted to any other tenant of the Building other than SunTrust Bank or its affiliates.

        11. TENANT'S RIGHT OF AUDIT. Tenant shall have the right, exercisable within sixty (60) days after Landlord delivers to Tenant the statement of Additional Rental in accordance with Paragraph 3(b)(2) of the Lease (the "Audit Notice Filing Period"), to audit the books and records of Landlord relating to the Operating Expenses for such prior calendar year as provided in this Paragraph 11, provided that Tenant delivers to Landlord written notice of Tenant's intention to conduct such an audit (the "Audit Notice") within the Audit Notice Filing Period. Such audit shall be performed by an employee of Tenant under a mutually acceptable schedule beginning not later than fifteen
(15) days following receipt by Landlord of the Audit Notice, be completed within a period not to exceed three (3) business days and be conducted in conformity with generally accepted auditing standards (GAAS) at the sole cost and expense of Tenant in the offices of Landlord during regular business hours, following execution by Tenant and Landlord of an agreement to maintain the confidentiality of Landlord's business records and the results of the audit, as well as to deliver a copy of the audit report to Landlord prior to the fifteenth (15th) day following completion of the review of Landlord's records at Landlord's offices. Tenant shall be barred from making any objection, asserting any claim or filing any cause of action against Landlord with respect to the Additional Rental for such prior calendar year unless Tenant shall deliver an Audit Notice to Landlord within the Audit Notice Filing Period. The filing of an Audit Notice shall not affect Tenant's obligations to pay Additional Rental as otherwise provided in this Lease.

                12. SUNTRUST RELOCATION COST. In order to accommodate Tenant's use of the 4th Floor of the Building, SunTrust Bank had to move their MDF Room from the 4th Floor to the 3rd Floor. Landlord and SunTrust Bank had previously provided infrastructure on the 4th Floor to be used by SunTrust Bank for such MDF Room. Tenant shall reimburse Landlord for the cost of providing substantially similar infrastructure to the 3rd Floor for use by SunTrust Bank's MDF Room in an amount not to exceed $15,000. Landlord shall deduct the actual cost from Landlord's Contribution.

                                    EXHIBIT F

                      MEMORANDUM OF COMMENCEMENT OF RENTAL

        This Memorandum is made and entered into this ____ day of _________________, 19____, by and between SUNTRUST PLAZA ASSOCIATES, LLC, a Georgia limited liability company ("Landlord") and ____________________________________, a ______________________________
("Tenant").

        WHEREAS, Landlord and Tenant entered into that certain Lease Agreement (the "Lease") dated _____________________, 2000, with respect to certain premises known as Suite _______ of the ____________________________ located at
303 Peachtree Center Avenue, Atlanta, Georgia, as such demised premises are more particularly described in the Lease.

        WHEREAS, by virtue of Paragraph 2 of the Lease, the payment of Base Rental and Additional Rental (as such terms are defined in the Lease) is to commence upon the delivery of the Premises to Tenant (unless such delivery is delayed by Tenant Delays);

        NOW, THEREFORE, for and in consideration of the demised premises and the mutual covenants expressed in the Lease, it is hereby agreed by Landlord and Tenant as follows:

        1. Pursuant to the terms of Paragraph 2 of the Lease, the Premises have been delivered to Tenant and the Base Rental and Additional Rental (as such terms are defined in the Lease) commenced on ____________________, 2000.

        2. This Memorandum shall be deemed an amendment to the Lease. Except as hereinabove provided, all other terms and conditions of the Lease shall remain unchanged and are in full force and effect, and are hereby ratified and confirmed by Landlord and Tenant.

        IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized officers or partners to execute this Memorandum the day and year first above written.


TENANT:                                 LANDLORD:

                                        SUNTRUST PLAZA ASSOCIATES, LLC,
---------------------------------       a Georgia limited liability company

By:                                     By: SUNTRUST BANKS, INC.,
  ------------------------------            as Sole Manager
  Title:
        ------------------------


                                        By:
                                           -------------------------------------
                                        Title:
                                              ----------------------------------


                                    EXHIBIT G

                                 TECHNICAL SPECS

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                                     GENERAL
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Unless Landlord has agreed to pay such expense as provided below, Tenant shall pay for all work related to the design, engineering, construction, maintenance and repair of the following items. Landlord must approve in writing all of the engineering, design, related improvements, installation procedures and contractors for all of such work. Such installation and the maintenance and operation of such equipment shall be in accordance with all applicable laws, ordinances, rules and regulations of all governmental agencies having jurisdiction, including without limitation all Environmental Laws. Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Landlord by any person, entity or governmental agency for, with respect to, or as a direct or indirect result of, the installation, maintenance or operation of such equipment or any fuel used or to be used with such equipment (including, without limitation, any losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys' fees, costs of any settlement or judgment or claims asserted or arising under the Comprehensive Environmental Response, Compensation and
Liability Act, any so-called federal, State or local "Superfund" or "Superlien"
laws or any other Environmental Law). The provisions of this Paragraph shall survive any termination or other enforcement of Landlord's remedies under this
Lease.

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
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       Item                              LANDLORD'S COMMITMENT
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
1.   FLOOR LOAD:        Most of floor has 50 PSF live load and 20 PSF dead load
                        (or 80 PSF live load only). Ample area exist of 125 PSF.
                        Reinforcement can be provided anywhere for higher load
                        capacity up to 300 PSF, which shall be a Tenant expense.

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2.   ROOF:              Roof has 50 PSF live load. Wind Load per 1997 SBC
                        requirement of 90 mph.

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3.   SLAB THICKNESS:    5" slab

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4.   CLEAR HEIGHT:      Fourth Floor and Fifth Floor are 14' slab-slab with 9'6"
                        finished ceiling height.

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5.   GENERATOR:         Three (3) 1750 KW generators will be located on the
                        south side of the roof of the Building as shown on
                        Exhibit G-1 hereto.

                        A day-tank per generator, with City of Atlanta approval, shall be placed on the roof in a location mutually acceptable to Landlord and Tenant.

                        Any expense associated with installing the generators and day tanks on the roof or other location shall be a tenant expense.

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6.   ELECTRICAL:        a.    Georgia Power shall add (2) 3,000 KVA transformers
                              to the vault.

                        b.    Tenant to install (2) 4,000 amp or (3) 3,000 amp
                              480 volt mains in Data Center.

                        c. Tenant to add step-down transformer and switch gear in Data Center.

                        d. Tenant to install up to two (2) 40"x36"x4" electrical panels in existing electrical and mechanical rooms at the roof level of the Building for hookup of Tenant's roof-mounted equipment.

                        e. All shall be at Tenant's expense except for Georgia Power's contribution.

                        f. Tenant, at its sole cost and expense, shall have the ability to increase the electrical service supplied to the Premises from 6.25 watts per useable square foot up to 10 watts per useable square foot.

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7.   POWER FEED:        GA Power is on the same system. A dual grid system with
                        multiple feeds from the same substation. All is
                        underground and concrete encased.

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8.   LOADING DOCK:      Maximum Truck Size: 55'

                        Dock leveler cap: 25,500 lbs

                        Corridor Width: 9'

                        Total Bays: 25

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9.   SPRINKLERS:        a.    Fully sprinklered. 65 psi at roof.

                        b. Landlord will allow the installation of FM 200 or pre-action systems in Data Center at Tenant's expense.

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


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
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       Item                              LANDLORD'S COMMITMENT
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
10.  HVAC:              a.    Tenant may install and place its air-cooled
                              chiller on the roof of the Building as shown on
                              Exhibit G-1 hereto. The chiller will be
                              approximately a 220 ton unit.

                        b. Tenant may install up to sixty-six (66) 30 ton dry coolers for Data Center on the roof of the Building at a location acceptable to Landlord.

                        c. Tenant may install 4 condensing units on the roof, each approximately 3' x 3' x 3'.

                        d. Tenant will be allowed to tie its own tenant water loop, heat exchanger and pumps into existing cooling tower loop (at Tenant's cost to tie into) and utilize, at no additional cost to Tenant, cooling tower twenty-four hours per day.

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11.  COLUMN SPACING:    Building can accommodate minimum column spacing of 26'
                        on center.

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12.  ELEVATORS:         Passenger cabs: 4,000 lb (6'6X7'6X9')

                        Service cab: 4,000lb. (8'X6'X9'11")

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13.  FIBER ACCESS:      Landlord will allow three (3) separate points of entry
                        into the Building for fiber access. Two of the entry
                        points are currently existing and the third will be in a
                        location approved by Landlord.

                        Landlord will provide a small Fiber Room (at least 8' x
                        10' in a location to be mutually determined between Landlord and Tenant in the service area of the Building.
                        Landlord will pay for the construction of the Fiber
                        Room. Tenant will pay $12 per square foot per year as Rental for the Fiber Room.

                        Landlord will allow Tenant to install up to ten (10) four inch (4") conduits from the two existing fiber access locations to the Premises, and five (5) four inch
                        (4") conduits from a future 3rd fiber provider location to the Premises.

                        All conduits will be at Tenant expense.

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14.  RISER ACCESS:      Landlord will provide access to riser space throughout
                        the Building for the purpose of serving customers within
                        the Building.

                        Landlord will also provide access to riser space for installation of all of the following conduit runs at Tenant's expense. Additional rental charges will be incurred for each square foot of rentable floor area
                        (other than for riser space within the Premises or existing core areas in the Building) that is captured for this purpose from the Atrium level to the roof deck.

                        a. Generators to Data Center: One riser having up to 12 square feet from Generators to Data Center for six (6) 4" conduits and nine (9) 1" conduits.
                              Landlord will provide riser space that is available in the Building electrical rooms on each floor

                        b. Building Electrical Room to Data Center: One riser having up to 4 square feet from expanded base building electrical room on level E to Data Center for six (6) 4" conduits. Landlord will provide space along ceiling of level D to the NE stairwell, then vertically behind stairwell to level O. From level O to Data Center via Building electrical rooms.

                        c. Data Center to Roof (Glycol Lines): Two (2) risers, each having up to 12 square feet (useable) from Data Center to Building roof for 66 glycol lines. Landlord will create 2 chases (one each proposed in NE and NW core areas of the Building), thus creating additional core area in the Building from Floors 4 through 6. Rental at the Base Rental rate for the Premises shall only be payable with respect to the rentable square feet (based upon a 1.178 load factor) of the chase areas not located within the Premises.

                        d. Data Center to 5th Floor: Two (2) risers, each having up to 12 square feet, from Data Center to office area on the Fifth Floor. Tenant to propose location to Landlord for Landlord approval.

                        e. Fuel Vault to Generators: One riser having up to 4 square feet in a 2hr rated containment from the fuel vault in the service area of the Building to the generators on the Building roof, to be located in a mutually acceptable location. Tenant shall pay Rental at the Base Rental rate for the Premises with respect to the rentable square feet
                              (based upon a 1.178 load factor) of the areas used to enclose such risers not located within the Premises.

                        f. Fiber Room to Premises: Three risers, each having up to 4 square feet, from the Fiber Room to the Premises. Tenant would need the ability to run these in separate routes. Landlord proposes running conduit in NE and SE stairwells to level
                              O, then crossing to SE and NE cores and up through telephone rooms or newly created riser area. In the event new riser areas need to be created, Tenant shall pay Rental at the Base Rental rate for the Premises with respect to the rentable square feet (based upon a 1.178 load factor) of the areas used to enclose such risers not located within the Premises.

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15.  SATELLITE DISH/    In the event Tenant desires to place a satellite dish or
     TRANSMISSION/      other transmission/ reception facilities on the roof of
     RECEPTION          the Building, Landlord will use its best efforts to
     FACILITIES:        provide space, subject to the rights of other tenants of
                        the Building and in accordance with such reasonable
                        conditions as Landlord may require.

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16.  ROOF RENT:         With respect to all equipment and conduits placed by
                        Tenant on the roof of the Building as permitted by the
                        Lease, Tenant shall pay Rental in the amount of $6.00
                        per square foot per year for all space used for such
                        equipment and conduits.

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


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       Item                              LANDLORD'S COMMITMENT
--------------------------------------------------------------------------------
17.  DRAWINGS:          Landlord will provide to Tenant a CAD of the footprint
                        of the Building and Premises for space planning. Also,
                        Landlord will provide to Tenant, when complete, drawings
                        identifying the locations of fuel tanks, chillers,
                        generators, primary switches, dry coolers, and fiber
                        access points.

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18.  EQUIPMENT ACCESS:  Landlord will allow Tenant to remove glass panels from the exterior of the Building to hoist/crane required
                        Tenant equipment into the Premises. Tenant shall replace all such panels promptly following completion of such hoisting. Landlord will approve the procedure and contractor that will be used to do such work.

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19.  BASE BUILDING      Landlord will at Tenant's expense enlarge the switch
     MODIFICATIONS:     room in the service area of the Building, as indicated
                        on Exhibit G-2 hereto, to permit installation of two (2)
                        new 4160 primary switches with metering compartments to
                        support the Data Center.

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20.  FUEL VAULT         The cost of a fuel vault for the generators and all
         &              required fire suppression equipment, including any
     CONTAINMENT        required containment facilities, shall be at Tenant's
                        expense. Tenant shall use the fill area on Level E of
                        the Building as shown on Exhibit G-2 attached hereto.
                        Landlord shall provide a containment area in such fill
                        area for fuel deliveries and filling of fuel tanks at
                        Landlord's expense, if required by the City of Atlanta
                        or State of Georgia Landlord will allow Tenant to locate
                        Tenant's fuel pump and reservoir in a location that is
                        mutually acceptable and in close proximity to the fill
                        point of fuel. Landlord will provide a path from the
                        fill point to the fuel tank locations for piping, which
                        must be contained within a 2 hour rated enclosure, all
                        at Tenant's expense.

                        Tenant can utilize up to six (6) parking spaces on Level
                        F as shown on Exhibit G-3 for generator tank usage.
                        Tenant shall pay Rental for all parking spaces used at the lowest rate being charged generally from time to time by Landlord or its parking operator for reserved parking spaces, which rate is currently $130 per month per space.

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